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                                                                    EXHIBIT 4(i)




--------------------------------------------------------------------------------




                             INDENTURE OF TRUST



                                   Between



                             CARBON COUNTY, UTAH


                                     And


                 U.S. BANK, a national banking association,
                                 as Trustee


                          Dated as of July 1, 1997





                                 Relating to

                                 $20,000,000
                             Carbon County, Utah
                Solid Waste Disposal Refunding Revenue Bonds
                   (Laidlaw Environmental Services, Inc.)
                                1997 Series A
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                              TABLE OF CONTENTS

                                                                                                                     Page
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

                                                        ARTICLE I

                                                       DEFINITIONS

         1.1.             Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.2.             Number and Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.3.             Articles, Sections, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.4.             Content of Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE II

                                                        THE BONDS

         2.1.             Authorization and Terms of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.2.             Execution of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.3.             Transfer and Exchange of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.4.             Bond Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.5.             Reserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.6.             Bonds Mutilated, Lost, Destroyed or Stolen  . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.7.             Disposition of Cancelled Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.8.             CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                       ARTICLE III

                                                    ISSUANCE OF BONDS

         3.1.             Authentication and Delivery of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.2.             Application of Proceeds of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                        ARTICLE IV

                                             REDEMPTION AND PURCHASE OF BONDS

         4.1.             Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.2.             Selection of Bonds for Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.3.             Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.4.             Partial Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.5.             Effect of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.6.             Holder's Option to Tender for Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.7.             Mandatory Tender for Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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
         4.8.             Delivery of Tendered Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.9.             Bonds Deemed Purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.10.            Bond Purchase Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.11.            Deposit of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.12.            Remarketing of Tendered Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.13.            Deposits into Remarketing Accounts
                          and Borrower Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.14.            Disbursements from the Bond Purchase Fund . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.15.            Delivery of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                        ARTICLE V

                                                         REVENUES

         5.1.             Pledge of Revenues and Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.2.             Bond Fund; Credit Facility Debt Service Account . . . . . . . . . . . . . . . . . . . . . .  49
         5.3.             Construction Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.4.             Trustee Authorized to Take Actions
                          Under the Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.5.             Investment of Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.6.             Assignment to Trustee; Enforcement of Obligations . . . . . . . . . . . . . . . . . . . . .  53
         5.7.             Repayment to Borrower or Credit Provider  . . . . . . . . . . . . . . . . . . . . . . . . .  53
         5.8.             Credit Facilities; Credit Provider Bonds  . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                        ARTICLE VI

                                                 COVENANTS OF THE COUNTY

         6.1.             Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.2.             Extension or Funding of Claims for Interest . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.3.             Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.4.             Preservation of Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.5.             Compliance with Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         6.6.             Arbitrage Covenants; Rebate Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         6.7.             Other Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         6.8.             Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                       ARTICLE VII

                                                         DEFAULT

         7.1.             Events of Default; Acceleration; Waiver of Default  . . . . . . . . . . . . . . . . . . . .  60
         7.2.             Institution of Legal Proceedings by Trustee . . . . . . . . . . . . . . . . . . . . . . . .  62
         7.3.             Application of Moneys Collected by Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  62





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
         7.4.             Effect of Delay or Omission to Pursue Remedy  . . . . . . . . . . . . . . . . . . . . . . .  63
         7.5.             Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         7.6.             Covenant to Pay Bonds in Event of Default . . . . . . . . . . . . . . . . . . . . . . . . .  64
         7.7.             Trustee Appointed Agent for Bondholders . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         7.8.             Power of Trustee to Control Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         7.9.             Limitation on Bondholders' Right to Sue . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         7.10.            Limitation of Liability to Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                       ARTICLE VIII

                                       THE TRUSTEE, THE REGISTRAR, THE TENDER AGENT
                                                AND THE REMARKETING AGENT

         8.1.             Duties, Immunities and Liabilities of Trustee and Registrar . . . . . . . . . . . . . . . .  67
         8.2.             Right of Trustee and Registrar to Rely upon Documents, Etc  . . . . . . . . . . . . . . . .  68
         8.3.             Trustee and Registrar Not Responsible for Recitals  . . . . . . . . . . . . . . . . . . . .  69
         8.4.             Right of Trustee and Registrar to Acquire Bonds . . . . . . . . . . . . . . . . . . . . . .  69
         8.5.             Moneys Received by Trustee and Registrar to Be Held in Trust  . . . . . . . . . . . . . . .  69
         8.6.             Compensation and Indemnification of Trustee and Registrar   . . . . . . . . . . . . . . . .  69
         8.7.             Qualifications of Trustee and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         8.8.             Resignation and Removal of Trustee or Registrar and Appointment of Successor
                          Trustee or Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  71
         8.9.             Acceptance of Trust by Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  72
         8.10.            Merger or Consolidation of Trustee or Registrar . . . . . . . . . . . . . . . . . . . . . .  73
         8.11.            Accounting Records and Reports; Financing Statements  . . . . . . . . . . . . . . . . . . .  73
         8.12.            Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         8.13.            Tax Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         8.14.            Appointment of Co-Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         8.15.            Appointment, Duties and Qualifications of Tender Agent  . . . . . . . . . . . . . . . . . .  75
         8.16.            Appointment, Duties and Qualifications of Remarketing Agent   . . . . . . . . . . . . . . .  76

                                                        ARTICLE IX

                                           MODIFICATION OF INDENTURE, DOCUMENTS

         9.1.             Modification without Consent of Bondholders . . . . . . . . . . . . . . . . . . . . . . . .  77
         9.2.             Modification with Consent of Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . .  79
         9.3.             Effect of Supplemental Indenture or Amendment . . . . . . . . . . . . . . . . . . . . . . .  80
         9.4.             Required and Permitted Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . .  80





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
         9.5.             Notation of Modification on Bonds; Preparation
                          of New Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

                                                        ARTICLE X

                                                        DEFEASANCE

         10.1.            Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         10.2.            Discharge of Liability on Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         10.3.            Payment of Bonds after Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . .  82
         10.4.            Deposit of Money or Securities with Trustee . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                        ARTICLE XI

                                                      MISCELLANEOUS

         11.1.            Successors of County  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         11.2.            Limitation of Rights to Parties and Bondholders . . . . . . . . . . . . . . . . . . . . . .  84
         11.3.            Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         11.4.            Separability of Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         11.5.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         11.6.            Evidence of Rights of Bondholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         11.7.            Waiver of Personal Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         11.8.            Publication of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         11.9.            Governing Law; Venue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         11.10.           Execution in Several Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         11.11.           Credit Provider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         11.12.           Continuing Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         11.13.           Opinions of Bond Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88





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         THIS INDENTURE OF TRUST, made and entered into as of July 1, 1997, by and between CARBON COUNTY, UTAH, a political subdivision and body politic established under the Constitution of the State of Utah (herein called the "County"), and UNITED STATES NATIONAL BANK OF OREGON, doing business as U.S. BANK, a national banking association organized under the laws of the United States, with corporate trust offices in Salt Lake City, Utah, being qualified to accept and administer the trusts hereby created (herein called the "Trustee"),


                                 WITNESSETH:

         WHEREAS, the County is a political subdivision and body politic of the State of Utah organized and existing under the Constitution of the State of Utah; and

         WHEREAS, the Utah Industrial Facilities and Development Act, Title 11, Chapter 17, Utah Code Annotated 1953, as amended (the "Act") authorizes the County to issue its revenue bonds for the purposes of paying all or any part of the costs of a "project" as defined in the Act and refunding its outstanding bonds; and

         WHEREAS, ECDC Environmental L.C., a Utah limited liability company (herein called the "Borrower"), has previously requested from the County financial assistance to acquire and construct certain solid waste disposal facilities in the County (the "Project"); and

         WHEREAS, in 1994, the County authorized its $35,242,500 Solid Waste Disposal Refunding Revenue Bonds (East Carbon Landfill Project--Short-Term) Series 1994 (the "Prior Bonds") to provide funds to finance a portion of the costs of acquisition and construction by the Borrower of the Project, which qualifies as a "project" under the Act; and

         WHEREAS, the County authorized the issuance and sale of its $20,000,000 Solid Waste Disposal Refunding Revenue Bonds (East Carbon Landfill Project - Short-Term Taxable Bonds) Series 1997 (the "Short-Term Taxable Bonds") to redeem in part the Prior Bonds on May 1, 1997; and

         WHEREAS, prior to such redemption on May 1, 1997, the County adopted a resolution expressing its intent to issue refunding bonds in the future to refund the Short-Term Taxable Bonds; and

         WHEREAS, the Borrower has requested that the County issue refunding bonds to refund the Short-Term Taxable Bonds, and the County, after due investigation and deliberation, has adopted a resolution approving said request; and

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         WHEREAS, the County proposes to issue its Carbon County, Utah Solid
Waste Disposal Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.) 1997 Series A, in the aggregate principal amount of $20,000,000 (the "Bonds") and to loan the proceeds thereof to the Borrower pursuant to a Loan Agreement dated as of July 1, 1997, by and between the County and the Borrower (the "Agreement") for the purposes of refunding and retiring the Short-Term Taxable Bonds; and

         WHEREAS, the issuance and sale of the Bonds and the loan of the proceeds thereof to the Borrower to refund the Short-Term Taxable Bonds and thereby refinance the costs of the Project will serve the purposes of the County and the Act and in all respects conform to the provisions and requirements of the Act; and

         WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the County has authorized the execution and delivery of this Indenture; and

         WHEREAS, all Bonds issued under this Indenture will be secured by a pledge and assignment of the County's rights under the aforesaid Agreement and other security instruments; and

         WHEREAS, the Project is owned by the Borrower, a subsidiary of Laidlaw Environmental Services, Inc., a Delaware corporation (the "Guarantor"); and

         WHEREAS, in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Borrower, and as an inducement to the purchase of the Bonds by all who shall at any time become holders of the Bonds, the Guarantor has agreed to execute and deliver to the Trustee a Guaranty Agreement dated as of July 1, 1997 (the "Guaranty") wherein the Guarantor has agreed to fully and unconditionally guaranty the payment of principal and interest on the Bonds and all payments to be made by the Borrower under the Agreement; and

         WHEREAS, all acts and proceedings required by law necessary to make the Bonds when executed by the County, authenticated and delivered by the Registrar and duly issued, the valid, binding and legal limited obligations of the County, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized:

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, and the interest and premium, if any, on, all Bonds issued and Outstanding under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the County covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Bonds, as follows:

                                  ARTICLE I

                                 DEFINITIONS

         Section
1.1. Definitions. Unless the context otherwise requires, the terms defined in this Section I.1.1 shall, for all purposes of this Indenture and of the Agreement and of any indenture supplemental hereto or agreement supplemental thereto, have the meanings herein specified, as follows:

                 "Act" means the Utah Industrial Facilities and Development Act, Title 11, Chapter 17, Utah Code Annotated 1953, as amended.

                 "Act of Bankruptcy" means any of the following with respect to any person: (a) the commencement by such person of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, or (b) failure by such person to timely controvert the filing of a petition with a court having jurisdiction over such person to commence an involuntary case against such person under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, or (c) such person shall admit in writing its inability to pay its debts generally as they become due, or (d) a receiver, trustee, custodian or liquidator of such person or such person's assets shall be appointed in any proceeding brought against the person or such person's assets, or (e) assignment by such person for the benefit of its creditors, or
(f) the entry by such person into an agreement of composition with its creditors.

                 "Agreement" means the Loan Agreement, of even date herewith, between the County and the Borrower and relating to the loan of the proceeds of the Bonds, as originally executed or as it may from time to time be supplemented or amended.

                 "Amendment" means any amendment or modification of any Document.

                 "Authorized Borrower Representative" means any person who at the time and from time to time may be designated, by written certificate furnished to the County, the Guarantor, the Credit Provider (if any) and the Trustee, as a person authorized to act on behalf of the Borrower. Such certificate shall contain the specimen signature of such person, shall be signed on behalf of the Borrower by any officer of the Borrower and may designate an alternate or alternates.

                 "Authorized County Representative" means the Chair of the Board of Commissioners of the County, the County Attorney, or any person who at the time and from time to time may be designated by said Chair of the County or the County Attorney by written certificate furnished to the Trustee, the Borrower, the Guarantor and the Credit Provider (if any), as a person authorized to act on behalf of the County.

                 "Authorized Denomination" means (a) with respect to Bonds during any Daily Rate Period or any Weekly Rate Period, $100,000 or any integral multiple thereof; and (b) with respect to Bonds during any Term Rate Period, $100,000 or any integral multiple of $5,000 in excess of $100,000.

                 "Authorized Guarantor Representative" means the person or persons at the time and from time to time designated, by written certificate furnished to the Credit Provider, if any, the Borrower and the Trustee, as the person or persons authorized to act on behalf of the Guarantor. Such certificate shall contain the specimen signature of such person or persons, shall be signed on behalf of the Guarantor by the President, any Executive Vice President or Senior Vice President or the Treasurer of the Guarantor and may designate alternate Authorized Guarantor Representatives. The Authorized Guarantor Representative may, but need not, be an employee of the Guarantor.

                 "Available Amounts" means, with respect to any Bonds other than Credit Provider Bonds, (a) funds received by the Trustee pursuant to any Credit Facility (other than first mortgage bonds, debentures or other evidences of indebtedness of the Borrower or any affiliate of the Borrower) for such Bonds; (b) moneys which have been continuously on deposit with the Trustee (i) held in any separate and segregated fund, account or subaccount established hereunder in which no other moneys which are not Available Amounts are held, and (ii) which have so been on deposit with the Trustee for at least 123 consecutive days from their receipt by the Trustee and not commingled with any moneys so held for less than said period and during and prior to which period no Act of Bankruptcy of the Borrower or the County has occurred; (c) proceeds from the sale of the Bonds received contemporaneously with the issuance and sale or remarketing of such Bonds; (d) any other moneys if there is delivered to the Trustee at the time such moneys are deposited with the Trustee an opinion of counsel (which may assume that no owner of Bonds is an "insider" within the meaning of the Bankruptcy Code) from a firm experienced in bankruptcy matters to the effect that the use of such moneys to pay amounts due on the Bonds would not be recoverable from the Bondholders pursuant to Section 550 of the Bankruptcy Code as avoidable preferential payments under Section 547 of the Bankruptcy Code in the event of the occurrence of an Act of Bankruptcy of the Borrower or the County; (e) proceeds of the investment of funds qualifying as Available Amounts under the foregoing clauses; or (f) at any time when there is no Credit Facility in effect with respect to the Bonds or when the Credit Facility with respect to the Bonds is an obligation of the Borrower or any affiliate of the Borrower, any moneys from whatever source derived (including moneys from the Borrower or an affiliate of the Borrower). "Available Amounts" means, with respect to Credit Provider Bonds, any moneys from whatever source derived.

                 "Bankruptcy Code" means Title 11 of the United States Code, as amended.

                 "Beneficial Owner" means, with respect any Book-Entry Bond, the beneficial owner of such Bond as determined in accordance with the applicable rules of DTC.

                 "Bond Counsel" means any attorney at law or firm of attorneys, of nationally recognized standing in matters pertaining to the validity of, and exclusion from gross income for federal tax purposes of interest on, bonds issued by states and political subdivisions, acceptable to the Trustee and duly admitted to practice law before the highest court of any state of the United States, but shall not include counsel for the Borrower.

                 "Bond Fund" means the fund by that name established pursuant to Section V.5.2 hereof.

                 "Bond Proceeds Fund" means the fund by that name established pursuant to Section III.3.2 hereof.

                 "Bond Purchase Fund" means the fund by that name established pursuant to Section IV.4.10 hereof.

                 "Bonds" means the bonds designated as provided in Section II.2.1.(a) hereof, authorized and issued hereunder in an aggregate principal amount not to exceed $20,000,000.

                 "Book-Entry Bonds" means any Bonds which are then held in book-entry form as provided in Section II.2.1.(d) hereof.

                 "Borrower" means (i) ECDC Environmental, L.C., a Utah limited liability company, and its successors and assigns, and (ii) any surviving, resulting or transferee corporation as provided in Section 5.2 of the Agreement.

                 "Business Day" means a day on which banks located in the cities in which the Principal Offices of the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and the Credit Provider, if any, are located are not required or authorized to be closed and on which the New York Stock Exchange is not closed.

                 "Certificate of the Borrower" means a certificate signed by an Authorized Borrower Representative. If and to the extent required by the provisions of Section I.1.4 hereof, each Certificate of the Borrower shall include the statements provided for in Section I.1.4 hereof.

                 "Certificate of the County" means a certificate signed by an Authorized County Representative. If and to the extent required by the provisions of Section I.1.4 hereof, each Certificate of the County shall include the statements provided for in Section I.1.4 hereof.

                 "Certified Resolution" means a copy of a resolution or ordinance of the County certified by the County Clerk of the County to have been duly adopted by the County and to be in full force and effect on the date of such certification.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Construction Fund" means the fund by that name established pursuant to Section V.5.3 hereof.

                 "Conversion Date" means any Business Day, on or after July 1, 2007, on which the Rate Period on the Bonds is converted to another Rate Period.

                 "County" means Carbon County, Utah, and any successor to its functions hereunder.

                 "Credit Agreement" means, with respect to any Credit Facility, the agreement between the Borrower and the applicable Credit Provider, as originally executed or as it may from time to time be replaced, supplemented or amended in accordance with the provisions thereof and Article IX hereof, providing for the issuance of the Credit Facility and the reimbursement of the Credit Provider for payments thereunder, and any subsequent agreement pursuant to which a substitute Credit Facility is provided, together with any related pledge agreement, security agreement or other security document.

                 "Credit Facility" means any letter of credit, guarantee, standby purchase agreement, bond insurance or other support arrangement or security or any combination of the foregoing, if any, provided by the Borrower with respect to the Bonds, pursuant to Sections 4.2 and 4.6 of the Agreement and Section V.5.8 hereof.

                 "Credit Facility Debt Service Account" means the account by that name established within the Bond Fund.

                 "Credit Facility Purchase Account" means the account by that name established within the Bond Purchase Fund.

                 "Credit Provider" means the issuer or other provider of a Credit Facility with respect to the Bonds as permitted under Sections 4.2 and
4.6 of the Agreement and Section V.5.8 hereof (except the Borrower), and the respective successors and assigns of the business thereof and any surviving, resulting or transferee entity with or into which it may be consolidated or merged or to which it may transfer all or substantially all of its business.

                 "Credit Provider Bonds" means any Bonds purchased pursuant to a Credit Facility as provided in Section V.5.8.(c)(iii) hereof for so long as such Bonds are held by or for the account of, or are pledged to, the applicable Credit Provider in accordance with Section V.5.8.(d) hereof.

                 "Daily Put Bonds" has the meaning specified in Section
IV.4.12 hereof.

                 "Daily Rate" means the variable interest rate on any Bond established in accordance with Section II.2.1.(c)(ii) hereof.

                 "Daily Rate Period" means each period during which Daily Rates are in effect.

                 "Dated Date" means July 1, 1997.

                 "Determination of Taxability" means a determination that, due to the untruth or inaccuracy of any representation or warranty made by the Borrower in the Agreement or the breach of any covenant or warranty of the Borrower contained in the Agreement, interest on the Bonds, or any of them, is determined not to be Tax-Exempt by a final administrative determination of the Internal Revenue Service or a final judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and was afforded an opportunity to participate to the full extent permitted by law. A determination or decision will not be considered final for purposes of the preceding sentence unless (A) the holder or holders of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Borrower and the Trustee prompt written notice of the commencement thereof, and (ii) shall have offered the Borrower the opportunity to control the proceeding; provided that the Borrower agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Borrower shall not be liable for the fees or expenses of such counsel); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

                 "Documents" means, collectively, the Agreement, the Guaranty and any Credit Facility.

                 "DTC" means The Depository Trust Company and its successors and assigns.

                 "DTC Participants" means those broker-dealers, banks and other financial institutions from time to time for which DTC holds Bonds as securities depository.

                 "Electronic" notice means notice through a time-sharing terminal.

                 "Event of Default" as used with respect to this Indenture has the meaning specified in Section VII.7.1 hereof, and as used with respect to the Agreement has the meaning specified in Section 6.1 thereof.

                 "Facility" means the Carbon County Solid Waste Disposal Facility located in Carbon County, Utah, and more fully described in Exhibit A to the Agreement, at which site the Project is located.

                 "Government Obligations" means bonds, notes, certificates of indebtedness, treasury bills or other securities constituting direct obligations of, or obligations the full and timely payment of which is guaranteed by, the United States of America, or securities evidencing ownership interests in such obligations or in specified portions thereof (which may consist of specific portions of the principal of or interest on such obligations).

                 "Guarantor" means Laidlaw Environmental Services, Inc., a Delaware corporation, and its successors and assigns as permitted by the Guaranty.

                 "Guaranty" means the Guaranty from the Guarantor to the Trustee, dated as of July 1, 1997, with respect to the Bonds.

                 "holder" or "Bondholder" means the registered owner of any Bond.

                 "Indenture" means this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

                 "Information Services" means [Financial Information, Inc.'s "Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services' "Called Bond Service," 65 Broadway, 16th Floor, New York, New York 10006; Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007,
Attention: Municipal News Reports; the Municipal Securities Rulemaking Board, CDI Pilot, 1640 King Street, Suite 300, Alexandria, Virginia 22314; and Standard and Poor's "Called Bond Record," 25 Broadway, 3rd Floor, New York, New York 10004]; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other services providing information with respect to called bonds, or no such services, as the Borrower may designate in a Certificate of the Borrower delivered to the Trustee.

                 "Initial Rate Period" for the Bonds means the Rate Period for the Bonds on the Issue Date as specified in Section II.2.1.(c)(i) hereof.

                 "Interest Coverage Period" means (x) the number of days of interest on the Bonds (calculated at the Maximum Interest Rate) for which the Credit Facility, if any, then in effect may be drawn upon or otherwise provide payment minus (y) five (5) days, as certified by the Borrower to the Remarketing Agent from time to time.

                 "Interest Payment Date" means (i) with respect to any Daily or Weekly Rate Period, the first Business Day of each calendar month, (ii) with respect to any Term Rate Period, each July 1 and January 1 occurring during such Term Rate Period and the Business Day next succeeding the last day of such Term Rate Period, and (iii) in all events, the final maturity date of each Bond.

                 "Investment Securities" means any of the following: (1) Government Obligations; (2) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Banks for Cooperatives, Federal Intermediate Credit Banks, Federal Housing Finance Board, Export-Import Bank of the United States, Federal Financing Bank, Federal Land Banks, Federal Farm Credit Bank, Government National Mortgage Association, Farmer's Home Administration, Federal Home Loan Mortgage Corporation or Federal Housing Administration; (3) obligations of any state or local government the interest on which is Tax-Exempt for which a nationally recognized rating service is maintaining a rating within the top two ratings of such rating service; (4) repurchase agreements with reputable financial institutions fully secured by collateral security actually delivered to the Trustee described in clauses (1) or (2) of this definition continuously having a market value at least equal to the amount so invested; (5) bankers' acceptances issued by a bank rated Aa or better by Moody's or rated AA or better by Standard & Poor's and eligible for purchase by the Federal Reserve Bank (which may include the Trustee and its affiliates); (6) interest-bearing demand or time deposits (including certificates of deposit) in banks (including the Trustee and its affiliates) and savings and loan associations, provided such deposits are (a) secured at all times, in the manner and to the extent provided by law, by collateral security (described in clauses (1) or (2) of this definition) of a market value of no less than the amount of moneys so invested or (b) with banks (including the Trustee and its affiliates) or savings and loan associations having a combined capital and surplus of at least one hundred million dollars ($100,000,000) or (c) fully insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; (7) investment in or shares of any "regulated investment company" within the meaning of Section 851(a) of the Code, the assets of which are securities or investments described in (1) through (6) above (except for any rating requirement); and (8) units of a money-market fund or portfolio restricted to obligations issued by, or guaranteed by the full faith and credit of, the United States of America.

                 "Issue Date" means July 9, 1997.

                 "Mandatory Tender Bonds" has the meaning specified in Section IV.4.12.(c) hereof.

                 "Maximum Interest Rate" means (a) while a Credit Facility is in effect with respect to the Bonds, the rate of interest specified in such Credit Facility which is used to determine the amount available under such Credit Facility for payment of interest due and payable to holders of the Bonds, but in no event greater than 12% per annum, and (b) at all other times, 12% per annum.

                 "Moody's" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

                 "Notice by Mail" or "notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of this Indenture mailed by first class mail to the holders of specified Bonds, at the addresses shown on the registration books maintained pursuant to Section II.2.4 hereof.

                 "NRMSIR" means a nationally recognized municipal securities information repository recognized by the Securities and Exchange Commission pursuant to Rule 15c2-12. The name and address of each NRMSIR on the date of this Indenture are as follows: Bloomberg Municipal Repositories, P.O. Box 840, Princeton, New Jersey 08542-0840, Phone: (609) 279-3200, Fax: (609) 279-5963;
Thomson Financial Services, Secondary Market Disclosure, 395 Hudson Street, 3rd Floor, New York, New York 10014, Phone: (212) 807-3814, Fax: (212) 989-9282;
Disclosure, Inc., Document Acquisitions/Municipal Securities, 5161 River Road, Bethesda, Maryland 20816-1848, Phone: (30) 951-1450 (for issuer- related questions), (800) 638-8241 (for purchase of documents), Fax: (301) 718-2329; JJ Kenny Information Systems, The Repository, 65 Broadway, 16th Floor, New York, New York 10006-2503, Phone: (212) 770-4568, Fax: (212) 707-7994; Moody's
NRMSIR, Public Finance Information Center, 99 Church Street, New York, New York 10007-2796, Phone: (800) 339-6306, Fax: (212) 553-1460; and R.R. Donnelley
Financial, Attention: Municipal Securities Disclosure Archive, 559 Main Street, Hudson, Massachusetts 01749, Phone: (800) 580-3670, Fax: (508) 562-1969.

                 "Opinion of Counsel" means a written opinion of counsel (who may be counsel for the Borrower [or the Guarantor]) acceptable to the Trustee, the County and the Borrower. If and to the extent required by the provisions of Section I.1.4, each Opinion of Counsel shall include the statements provided for in Section I.1.4.

                 "Other Company Debt" means (i) any debt of the Borrower or its subsidiaries on a parity with or superior to the Bonds, which is secured by assets of the Borrower or any of its subsidiaries (including, but not limited to, up to $650,000,000 in credit facilities given by a consortium of banks and other financial institutions to the Borrower as of the Issue Date, or any replacement thereof) and (ii) the loan agreements and/or guaranties relating to $19,500,000 aggregate principal amount of California Pollution Control Financing Authority Pollution Control Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.) 1997 Series A and $45,700,000 aggregate principal amount of Tooele County, Utah Pollution Control Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.) 1997 Series A.

                 "Outstanding," when used as of any particular time with reference to Bonds (subject to the provisions of Section XI.11.6.(e)), means all Bonds theretofore authenticated and delivered by the Registrar or the Tender Agent under this Indenture except:

                 (a) Bonds theretofore cancelled by the Registrar or surrendered to the Registrar for cancellation;

                 (b) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Registrar pursuant to the terms of Section II.2.6;

                 (c) Bonds with respect to which the liability of the County, the Borrower and the Guarantor have been discharged to the extent provided in, and pursuant to the requirements of, Section X.10.2; and

                 (d) Bonds deemed purchased pursuant to Section IV.4.9 hereof.

                 "Paying Agent" means any paying agent appointed as provided in
Section VI.6.3 hereof, or any successor thereto.

                 "Permitted Termination" means, with respect to any Credit Facility, any termination that has been approved by the County without provision being made for a substitute Credit Facility in accordance with
Section 4.6(b)(i) of the Agreement.

                 "person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

                 "Placement Agreement" means the Bond Placement Agreement, dated July 2, 1997, among the County, the Borrower, the Guarantor and the Placement Agent for the Bonds named therein, relating to the purchase from the County and the placement of the Bonds with the purchasers thereof.

                 "Principal Office" (i) of the Tender Agent, the Registrar or the Paying Agent means the office thereof designated in writing by the Tender Agent, the Registrar or the Paying Agent, as the case may be, to the County, the Trustee, the Credit Provider, if any, and the Borrower, which initially shall be located in Salt Lake City, Utah at the address set forth in Section
XI.11.5 hereof; (ii) of the Trustee means the principal corporate trust office of the Trustee designated in writing to the County, the Registrar, the Paying Agent, the Tender Agent, the Credit Provider, if any, and the Borrower, which initially shall be located in Salt Lake City, Utah at the address set forth in
Section XI.11.5 hereof; (iii) of the Remarketing Agent means its office designated in writing to the County, the Trustee, the Tender Agent, the Credit Provider, if any, and the Borrower; (iv) of the Credit Provider, if any, means its office located at such address as such Credit Provider shall designate in writing to the County, the Trustee, the Tender Agent and the Borrower; and (v) of the Guarantor means its office designated in writing to the County, the Trustee, the Tender Agent, the Credit Provider, if any, and the Borrower.

                 "Prior Bonds" has the meaning assigned to such term in the recitals to this Indenture.

                 "Project" means those facilities, including real property, structures, buildings, fixtures or equipment, described in Exhibit A to the Agreement, as it may be amended from time to time, which facilities were financed or refinanced, in whole or in part, from the proceeds of the sale of the Prior Bonds, and any real property, structures, buildings, fixtures or equipment acquired in substitution for, as a renewal or replacement of, or a modification or improvement to, all or any part of the facilities described in said Exhibit A.

                 "Project Costs" or "Costs" means any cost of the Project or in respect of the Project now or hereafter permitted under the Act. Without limiting the generality of the foregoing, such costs may include: (i) amounts payable to contractors and suppliers (including fees for designing the Project where the designs are provided by the contractor or supplier); (ii) costs of labor, services, materials, supplies and equipment furnished by the Borrower (including shipping costs) plus the Borrowers's standard overhead charge; (iii) architectural, engineering, legal and other professional fees, marketing costs and brokerage commissions; (iv) costs of funding a reserve to the extent permitted by the Code; (v) interest on the Bonds to the extent permitted by the Act; (vi) costs of financing including but not limited to bond discount, printing expense, mortgage taxes and recording fees, County and Trustee fees accruing prior to completion of the Project, and legal and accounting fees.

                 "PSA Municipal Index" means the Public Securities Association Municipal Index as of the most recent date for which such index was published or such other weekly, high-grade index comprised of seven-day, Tax-Exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successor, or as otherwise designated by the Public Securities Association; provided, however, that, if such index is no longer produced by Municipal Market Data, Inc. or its successor, then "PSA Municipal Index" shall mean such other reasonably comparable index selected by the Borrower.

                 "Purchase Date" means any date on which any Bond is required to be purchased pursuant to Section IV.4.6 or IV.4.7 hereof.

                 "Qualified Newspaper" means The Wall Street Journal or The Bond Buyer or any other newspaper or journal containing financial news, printed in the English language and customarily published on each Business Day, of general circulation in New York, New York, and selected by the Borrower and designated to the Trustee.

                 "Qualified Project Costs" means the Project Costs, but only to the extent such costs were paid or incurred by the Borrower after [April 25, 1991] and only to the extent that such costs are incurred for the acquisition, development, construction, equipping and furnishing, or improvement of land or property of a character subject to the allowance for depreciation provided in
Section 167 of the Code and are chargeable to the capital account of the Project or would be so chargeable either with a proper election by the Borrower or but for a proper election by the Borrower to deduct such costs, within the meaning of Treasury Regulation Section 1.103-8(a)(1), as the same may be amended or supplemented from time to time. "Qualified Project Costs" shall not include (i) working capital and inventory costs, (ii) costs of issuance, and
(iii) interest following completion of construction of the Project. Interest during construction of the Project shall be allocated proportionately between Qualified Project Costs and other costs paid from Bond proceeds.

                 "Proceeds Certificate" means the Proceeds Certificate, dated as of the delivery date of the Bonds, by and among the County, the Borrower and the Guarantor, as the same may be amended from time to time.

                 "Rate Period" means any Daily Rate Period, Weekly Rate Period or Term Rate Period.

                 "Rating Agency" means Moody's or Standard & Poor's to the extent they then are providing or maintaining a rating on the Bonds at the request of the Borrower, or in the event that Moody's or Standard & Poor's no longer maintains a rating on the Bonds, any other nationally recognized rating agency then providing or maintaining a rating on the Bonds at the request of the Borrower.

                 "Rebate Fund" means the fund by that name established and held by the Trustee in accordance with Section VI.6.6 hereof.

                 "Rebate Requirement" has the meaning assigned to such term in the Tax Certificate.

                 "Record Date" means (a) with respect to any Interest Payment Date in respect of any Daily Rate Period or Weekly Rate Period, the Business Day next preceding such Interest Payment Date; and (b) with respect to any Interest Payment Date in respect of any Term Rate Period, the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

                 "Registrar" means any registrar appointed as provided in
Section VIII.8.12 hereof, or any successor thereto.

                 "Remarketing Agent" means the Remarketing Agent for the Bonds, if any, selected by the Borrower with the approval of the County pursuant to
Section VIII.8.16 hereof.

                 "Remarketing Agreement" means any agreement which meets the requirements of Section VIII.8.16 hereof.

                 "Repayment Installment" means any amount that the Borrower is required to pay to the Trustee pursuant to Section 4.2(a) of the Agreement as a repayment of the loan made by the County under the Agreement.

                 "Representation Letter" has the meaning specified in Section II.2.1.(d) hereof.

                 "Responsible Officer" of the Trustee means and includes the chair of the board of directors, the president, every vice president, every assistant vice president, every trust officer, and every officer and assistant officer of the Trustee other than those specifically above mentioned, to whom any corporate trust matter is referred because of his or her knowledge of, and familiarity with, a particular subject.

                 "Revenues" means all rents, receipts, installment payments and other income derived by the County or the Trustee under the Agreement or otherwise in respect of the refinancing of the Project as contemplated by the Agreement, and any income or revenue derived from the investment of any money in any fund or account established pursuant to this Indenture [other than the Bond Purchase Fund, the Rebate Fund and the accounts therein], including all Repayment Installments, amounts received under any Credit Facility to pay principal of and interest on the Bonds and any other payments made by the Borrower with respect to the Bonds pursuant to the Agreement; provided, however, that such term shall not include payments to the County or the Trustee pursuant to Sections 4.2(c), 4.2(d), 5.6, 6.3, 8.2 and 8.3 of the Agreement.

                 "Rule 15c2-12" means Rule 15c2-12 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                 "Securities Depositories" means The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax-(516) 227-4039 or 4190; Midwest Securities Trust Company, Capital Structures-Call Notification, 440 South LaSalle Street, Chicago, Illinois 60605, Fax-(312) 663-2343; Philadelphia Depository Trust Company, Reorganization Division, 1900 Market Street, Philadelphia, Pennsylvania 19103, Attention: Bond Department, Fax-(215) 496-5058; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other securities depositories, or no such depositories, as the County may designate in a Certificate of the County delivered to the Trustee.

                 "Series 1992 Bonds" means the County's Solid Waste Disposal Revenue Bonds (East Carbon Landfill Project - Series 1992) issued in the original aggregate principal amount of $35,167,500.

                 "Series 1992 Loan and Trust Agreement" means the Loan and Trust Agreement dated May 1, 1992, by and between the County and the Borrower (formerly known as East Carbon Development Corporation, a Utah corporation) which authorized the issuance of the Series 1992 Bonds.

                 "Short-Term Taxable Bonds" has the meaning assigned to such term in the recitals to this Indenture.

                 "SID" means the state information depository, if any, of the State recognized by the Securities and Exchange Commission pursuant to Rule 15c2-12.

                 "Standard & Poor's" means Standard & Poor's Ratings Group, a corporation organized and existing under the laws of the State of New York, its successors and assigns.

                 "State" means the State of Utah.

                 "supplemental indenture" or "indenture supplemental hereto" means any indenture hereafter duly authorized and entered into between the County and the Trustee in accordance with the provisions of this Indenture.

                 "Tax-Exempt" means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from the gross income of the holders thereof (other than any holder who is a "substantial user" of facilities financed with such obligations or a "related person" within the meaning of Section 147(a) of the
Code) for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

                 "Tender Agent" means the tender agent for the Bonds, if any, selected by the County with the advice and consent of the Borrower and the Guarantor and meeting the requirements of Section VIII.8.15 hereof.

                 "Term Rate" means a non-variable interest rate on any Bond established in accordance with Section II.2.1.(c)(iv) hereof.

                 "Term Rate Period" means each period with a duration of one month or any multiple thereof (which may be expressed as multiples of months or years) or the entire period until final maturity of the Bonds, during which a particular Term Rate is in effect.

                 "Trustee" means the United States National Bank of Oregon, doing business as U.S. Bank, a national banking association organized under the laws of the United States, and its successors and assigns or any successor trustee appointed pursuant to Section VIII.8.8 hereof.

                 "Weekly Put Bonds" has the meaning specified in Section
IV.4.12 hereof.

                 "Weekly Rate" means the variable interest rate on the Bonds established in accordance with Section II.2.1.(c)(iii) hereof.

                 "Weekly Rate Period" means each period during which Weekly Rates are in effect.

                 "Written Consent of the County," "Written Order of the County," and "Written Request of the County" mean, respectively, a written consent, order or request signed by or on behalf of the County by an Authorized County Representative.

                 "Yield" shall have the meaning ascribed to such term by
Section 148(h) of the Code.

         Section 1.2. Number and Gender. The singular form of any word used herein, including the terms defined in Section I.1.1, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

         Section 1.3. Articles, Sections, Etc. All references herein to "Articles," "Sections" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture as originally executed; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

         Section 1.4. Content of Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Agreement (except for the certificate of cancelled Bonds provided for in Sections II.2.6, II.2.7, IV.4.5 and VI.6.1 hereof) shall include (a) a statement that the person or persons making or giving such certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

                 Any such certificate or opinion made or given by an officer of the County, the Borrower or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or opinion made or given by counsel may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the County, the Borrower or the Guarantor), upon the certificate or opinion of or representations by an officer of the County, the Borrower, or the Guarantor, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

                                  ARTICLE II

                                  THE BONDS

         Section
2.1.     Authorization and Terms of Bonds.

                 (a) Authorization. Bonds designated as "Carbon County, Utah Solid Waste Disposal Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.) 1997 Series A", may be issued under this Indenture. The aggregate principal amount of Bonds which may be issued and Outstanding under this Indenture shall not exceed Twenty Million Dollars ($20,000,000), exclusive of Bonds executed and authenticated as provided in Section II.2.6.

                 (b) General Terms. The Bonds shall be issued as fully registered Bonds, without coupons, in Authorized Denominations and shall all be dated as of the Dated Date. The Bonds shall mature, subject to prior redemption as provided in Article IV, upon the terms and conditions hereinafter set forth, on July 1, 2017.

                 The Bonds shall bear the letter prefix "RA-" and be numbered consecutively from 1 upward. Each Bond shall bear interest from the last date to which interest has been paid in full or duly provided for on such Bond, or, if no interest has been paid or duly provided for on such Bond, from the Dated Date. Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered holder thereof as of the close of business on the Record Date, such interest to be paid by the Paying Agent to such registered holder (i) in the event such Bond is a Book-Entry Bond, in immediately available funds on the Interest Payment Date in accordance with the Representation Letter, (ii) in the event such Bond is a Credit Provider Bond but is not a Book-Entry Bond, in immediately available funds on the Interest Payment Date by wire transfer in accordance with written instructions provided by the Credit Provider to the Registrar prior to such Interest Payment Date; and (iii) in the event such Bond is neither a Book-Entry Bond nor a Credit Provider Bond, (A) in immediately available funds (by wire transfer or by deposit to the account of the holder of any such Bond if such account is maintained with the Paying Agent), according to the instructions given by such holder to the Registrar or (B) in all other cases, by check mailed by first class mail to the holder at such holder's address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such holders not less than ten (10) days prior thereto. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Paying Agent.

                 (c) Interest Rates and Rate Periods. The Bonds shall bear interest until final payment of the principal or redemption price thereof shall have been made in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. During Daily Rate Periods, interest on the Bonds shall be computed on the basis of a 365- or 366-day year for the number of days actually elapsed during Daily Rate Periods. During Weekly Rate Periods, interest on the Bonds shall be computed on the basis of a 365- or 366-day year for the number of days actually elapsed based on the calendar year in which the Weekly Rate Period commences. During any Term Rate Period interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. The Bonds shall bear interest for the periods and at the rates set forth in this subsection II.2.1.(c).

                          (i) Rate Period; Initial Rate Period. The term of the Bonds shall be divided into consecutive Rate Periods during which the Bonds shall bear interest at the Daily Rate, Weekly Rate or Term Rate. The Initial Rate Period for the Bonds shall be a Term Rate Period ending July 1, 2017 and the Bonds shall bear interest at the rate of 7.45% per annum.

                          The Rate Period with respect to the Bonds shall be as
                 provided above until adjusted as provided herein. Except as otherwise provided herein, any Daily Rate Period or Weekly Rate Period established with respect to the Bonds shall continue in effect unless and until adjusted to a different Rate Period as provided herein.

                          (ii)    Daily Rate.

                                  (A) Determination of Daily Rate. During each Daily Rate Period, the Bonds shall bear interest at the Daily Rate, determined by the Remarketing Agent on or before each Business Day for such Business Day. The Daily Rate shall be the rate determined by the Remarketing Agent to be the lowest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Borrower with telephonic or Electronic notice of the Daily Rate determined by 10:30 a.m. (New York City time) on the date of determination. If the Remarketing Agent shall not have determined a Daily Rate for any day by 10:30 a.m. (New York City time) on such day, the Daily Rate shall be the same as the Daily Rate for the immediately preceding day. In no event shall the Daily Rate be greater than the Maximum Interest Rate.

                                  (B)      Adjustment to a Daily Rate Period.
                          At any time, the Borrower, by written notice to the County, the Trustee, the Paying Agent, the Remarketing Agent and the Credit Provider, if any, may elect that the Bonds shall bear interest at a Daily Rate. Such notice (1) shall specify the effective date of such adjustment to a Daily Rate, which shall be (a) a Business Day not earlier than twenty-five (25) days (thirty-one (31) days if the then current Rate Period is a Term Date Period of six months or longer) after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (b) in the case of an adjustment from a Term Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section IV.4.1.(a)..(2)(B) hereof; and (c) in the case of an adjustment from a Weekly Rate Period, an Interest Payment Date on which interest is payable for the Weekly Rate Period from which the adjustment is to be made; provided, however, that if prior to the Borrower's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Daily Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Term Rate Period, shall be accompanied by an opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of the interest on the Bonds.

                                  (C) Notice of Adjustment to a Daily Rate Period. The Trustee shall give Notice by Mail of an adjustment to a Daily Rate Period to the holders of the Bonds not less than fifteen (15) days (thirty
                          (30) days if the then current Rate Period is a Term Rate Period of six months or longer) prior to the effective date of such Daily Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Daily Rate (subject to the Borrower's ability to rescind its election as described in Section II.2.1.(c)(vii) hereof), (2) the effective date of the Daily Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on such effective date (except in the case of adjustments between Daily Rate Periods and Weekly Rate Periods), (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date which purchase price shall be par plus accrued interest and a premium, if any, equal to the optional redemption premium that would be payable by the County if the Bonds were redeemed on the Conversion Date.

                          (iii)   Weekly Rate.

                                  (A)      Determination of Weekly Rate.
                          During each Weekly Rate Period, the Bonds shall bear interest at the Weekly Rate, determined by the Remarketing Agent no later than the first day of such Weekly Rate Period and thereafter no later than 10:00 a.m. (New York City time) on Wednesday of each week during such Weekly Rate Period, unless any such Wednesday shall not be a Business Day, in which event the Weekly Rate shall be determined by the Remarketing Agent no later than the Business Day next preceding such Wednesday. The Weekly Rate shall be the rate determined by the Remarketing Agent to be the lowest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If the Remarketing Agent shall not have determined a Weekly Rate for any period by the time specified above, the Weekly Rate shall be the same as the Weekly Rate in effect for the immediately preceding week. In no event shall any Weekly Rate be greater than the Maximum Interest Rate. The first Weekly Rate determined for each Weekly Rate Period shall apply to the period commencing on the first day of such Weekly Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Rate shall apply to the period commencing on each Wednesday and ending on the next succeeding Tuesday, unless such Weekly Rate Period shall end on a day other than Tuesday, in which event the last Weekly Rate for such Weekly Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee and the Borrower with written, telephonic or Electronic notice of each Weekly Rate, as determined, by 12:00 noon (New York City time) on the effective date of such Weekly Rate.

                                  (B)      Adjustment to a Weekly Rate Period.
                          At any time, the Borrower, by written notice to the County, the Trustee, the Paying Agent, the Remarketing Agent and the Credit Provider, if any, may elect that the Bonds shall bear interest at a Weekly Rate. Such notice (1) shall specify the effective date of such adjustment to a Weekly Rate, which shall be (a) a Business Day not earlier than twenty-five (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (b) in the case of an adjustment from a Term Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section IV.4.1.(a)..(2)(B) hereof; and (c) in the case of an adjustment from a Daily Rate Period, an Interest Payment Date on which interest is payable for the Daily Rate Period from which the adjustment is to be made; provided, however, that if prior to the Borrower's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Weekly Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Term Rate Period, shall be accompanied by an opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                                  (C)      Notice of Adjustment to a Weekly
                          Rate Period. The Trustee shall give Notice by Mail of an adjustment to a Weekly Rate Period to the holders of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Rate Period is a Term Rate Period of six months or longer) prior to the effective date of such Weekly Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Weekly Rate (subject to the Borrower's ability to rescind its election as provided in Section II.2.1.(c)(vii) hereof), (2) the effective date of the Weekly Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on such effective date (except in the case of adjustments between Daily Rate Periods and Weekly Rate Periods), (4) the procedures for such mandatory tender, and (5) the purchase price of such Bonds on such effective date which purchase price shall be par plus accrued interest and a premium, if any, equal to the optional redemption premium that would be payable by the County if the Bonds were redeemed on the Conversion Date.

                          (iv)    Term Rate.

                                  (A)      Determination of Term Rate.  During
                          each Term Rate Period, the Bonds shall bear interest at the Term Rate, which shall be determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent, but not more than forty (40) days prior to and not later than the effective date of such Term Rate Period. The Term Rate shall be the rate determined by the Remarketing Agent on such date, and communicated by the close of business on such date to the Trustee, the Paying Agent and the

                          Borrower, by written, telephonic or Electronic notice, as being the lowest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such Term Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Term Rate for any Term Rate Period shall not be determined or effective or if an adjustment from a Term Rate Period to another Rate Period shall not be effective, the Rate Period for the Bonds shall automatically convert to a Daily Rate Period. No opinion of Bond Counsel shall be required in connection with the automatic adjustment to the Daily Rate pursuant to this paragraph. If a Daily Rate for the first day of such Daily Rate Period is not determined as provided in
                          Section II.2.1.(c)(ii) hereof, the Daily Rate for the first day of such Daily Rate Period shall be equal to the PSA Municipal Index. In no event shall any Term Rate be greater than the Maximum Interest Rate.

                                  (B)      Adjustment to or Continuation of a
                          Term Rate Period. At any time, the Borrower, by written notice to the County, the Trustee, the Paying Agent, the Remarketing Agent and the Credit Provider, if any, may elect that the Bonds shall bear, or continue to bear, interest at a Term Rate, and if it shall so elect, shall determine the duration of the Term Rate Period during which the Bonds shall bear interest at such Term Rate. Each Term Rate Period shall have a duration such that the last day of such Term Rate Period is (1) a day which both immediately precedes a Business Day and is at least one (1) year after the effective date of such Term Rate Period or
                          (2) if earlier, the day immediately preceding the final maturity date of the Bonds. At the time the Borrower so elects an adjustment to or continuation of a Term Rate Period, the Borrower may specify two or more consecutive Term Rate Periods and, if the Borrower so specifies, shall specify the duration of each such Term Rate Period as provided in this paragraph (B). Such notice shall specify the effective date of each Term Rate Period, which shall be (1) a Business Day not earlier than twenty-five
                          (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (2) in the case of an adjustment from or continuation of a Term Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section IV.4.1.(a)..(2)(B) hereof; and (3) in the case of an adjustment from a Daily or Weekly Rate Period, an Interest Payment Date on which interest is payable for the Daily or Weekly Rate Period from which the adjustment is to be made; provided, however, that if prior to the Borrower's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Term Rate Period shall not precede such redemption date. In addition, such notice (i) shall specify the last day of such Term Rate Period, and
                          (ii) if the adjustment is from a Daily or Weekly Rate Period, shall be accompanied by an opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                                  If, by the thirty-fifth day prior to the last
                          day of any Term Rate Period, the Trustee shall not have received notice of the Borrower's election that, during the next succeeding Rate Period, the Bonds shall bear interest at a Daily Rate, a Weekly Rate or a Term Rate accompanied by appropriate opinions of Bond Counsel, if required by Section II.2.1.(c)(ii)..(B), II.2.1.(c)(iii)..(B), or
                          II.2.1.(c)(iv)..(B) hereof, the next succeeding Rate Period for the Bonds shall be a Daily Rate Period.
                          No opinion of Bond Counsel shall be required in connection with the automatic adjustment to the Daily Rate pursuant to this paragraph. If a Daily Rate for the first day of such Daily Rate Period is not determined as provided in Section II.2.1.(c)(ii) hereof, the Daily Rate for the first day of such Daily Rate Period shall be equal to the PSA Municipal Index. The Trustee shall give Notice by mail of the automatic adjustment to the Daily Rate pursuant to this paragraph in the manner provided below in
                          Section II.2.1.(c)(iv)..(C)

                                  At the same time that the Borrower elects to
                          have the Bonds bear interest at a Term Rate or continue to bear interest at a Term Rate, the Borrower may also specify to the Trustee optional redemption prices and periods different (including that there be no such optional redemption) from those set out in Section IV.4.1.(a) during the Term Rate Period(s) with respect to which such election is made; provided, however, that such notice shall be accompanied by an opinion of Bond Counsel addressed to the Trustee to the effect that such changes (i) are authorized or permitted by the Act and this Indenture, and (ii) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                                  (C)      Notice of Adjustment to or
                          Continuation of a Term Rate Period. The Trustee shall give Notice by Mail of an adjustment to or continuation of a Term Rate Period to the holders of the Bonds not less than fifteen (15) days (thirty
                          (30) days if the
                          then current Rate Period is a Term Rate Period of six months or longer) prior to the effective date of such Term Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to, or continue to be, a Term Rate (subject to the Borrower's ability to rescind its election as provided in Section II.2.1.(c)(vii) hereof), (2) the effective date of the Term Rate Period, (3) that the Bonds shall be subject to mandatory tender for purchase on such effective date (except in the case of the effective date of a Term Rate Period which is preceded by a Term Rate Period of the same duration),
                          (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date which purchase price shall be par plus accrued interest and a premium, if any, equal to the optional redemption premium that would be payable by the County if the Bonds were redeemed on the Conversion Date.

                          (v) Terms of Credit Facility. If a Credit Facility in the form of a letter of credit is to be held by the Trustee after the effective date of any adjustment from one Rate Period to another Rate Period, such Credit Facility shall be in an amount sufficient to provide payment of (x) the principal amount of the Outstanding Bonds plus (y) the amount of interest (computed on the basis of a 365-day year in the case of an adjustment to a Daily Rate Period or Weekly Rate Period, and on the basis of a 360-day year consisting of twelve 30-day months in the case of an adjustment to a Term Rate Period) which will accrue on the Outstanding Bonds for a period equal to the maximum number of days between Interest Payment Dates during the new Rate Period plus five (5) days. In the case of an adjustment to a Term Rate Period, the Credit Facility, if any, to be in effect after the effective date of such adjustment shall (i) extend for a period ending on a date no earlier than five (5) days after the first date on which the Bonds may be called for redemption pursuant to Section IV.4.1.(a)..(2)(B) and (ii) cover the premium, if any, which would be included in the purchase price upon mandatory purchase of the Bonds pursuant to Section IV.4.7.(a)..(2) hereof if the term of such Credit Facility were not extended beyond the expiration date set forth therein.

                          (vi) Determination Conclusive. The determination of any Daily Rate, Weekly Rate and Term Rate and the calculation of interest payable on the Bonds by the Remarketing Agent shall be conclusive and binding upon such Remarketing Agent, the Trustee, the Paying Agent, the County, the Borrower, the holders of the Bonds and the Credit Provider, if any.

                          (vii) Rescission of Election. Notwithstanding anything herein to the contrary, the Borrower may rescind any election by it to adjust to or continue a Rate Period pursuant to Section II.2.1.(c)(ii)..(B), II.2.1.(c)(iii)..(B) or
                 II.2.1.(c)(iv)..(B) hereof prior to the effective date of such adjustment or continuation by giving written notice thereof to the County, the Trustee and the Remarketing Agent prior to such effective date. If the Trustee receives notice of such rescission prior to the time the Trustee has given notice to the holders of the Bonds pursuant to Section II.2.1.(c)(ii)..(C), II.2.1.(c)(iii)..(C) or
                 II.2.1.(c)(iv)..(C) as applicable, then the notice of adjustment or continuation previously delivered by the Borrower shall be of no force and effect. If the Trustee receives notice from the Borrower of rescission of an adjustment to or continuation of a Rate Period after the Trustee has given notice to the holders of the Bonds pursuant to Section II.2.1.(c)(ii)..(C), II.2.1.(c)(iii)..(C) or
                 II.2.1.(c)(iv)..(C) as applicable, then (a) the Rate Period for the Bonds shall automatically adjust to a Daily Rate Period on the date originally scheduled for such adjustment or continuation and (b) the Trustee shall give immediate Notice by mail of the automatic adjustment to the Daily Rate pursuant to this paragraph in a manner similar to that provided for in
                 Section II.2.1.(c)(iv)..(C). No opinion of Bond Counsel shall be required in connection with the automatic adjustment to a Daily Rate Period pursuant to this paragraph. If a Daily Rate for the first day of such Daily Rate Period is not determined as provided in Section II.2.1.(c)(ii) hereof, the Daily Rate for the first day of such Daily Rate Period shall be equal to the PSA Municipal Index.

                 (d) Form of Bonds. The Bonds may be engraved, printed, lithographed or typewritten, shall be in Authorized Denominations and may contain such references to any of the provisions of this Indenture as may be appropriate. The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture. Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend relating thereto as may be required to conform to usage or law with respect thereto. If appropriate, the Bonds may be printed with a portion of the text printed on the reverse side thereof and with a legend printed on the front referring to such text to the following effect: "Reference is hereby made to the further provisions of this Bond set forth on the back hereof and such further provisions are hereby incorporated by reference as if set forth here in full." Upon adjustment to a Term Rate Period, the form of Bond may include a summary of the mandatory and optional redemption provisions to apply to the Bonds during such Term Rate Period, or a statement to the effect that the Bonds will not be optionally redeemed during such Term Rate Period, provided that the Registrar shall not authenticate such a revised Bond form prior to receiving an opinion of Bond Counsel that such Bond form conforms to the terms of the Act and of this Indenture and that authentication thereof will not adversely affect the Tax-Exempt status of the Bonds.

                 (e) Book-Entry System. Unless otherwise determined by the County, the Bonds shall be issued in the form of one or more separate single certificated fully registered Bond or Bonds, registered in the name of Cede & Co., as nominee of DTC, or any successor nominee (the "Nominee"). Except as provided in paragraph
         (iii) below, all of the Outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this Section II.2.1.(d) shall apply thereto.

                 (f)      (i)     The County, the Borrower, the Paying Agent,
                 the Registrar, the Tender Agent, the Remarketing Agent, the Trustee and the Guarantor shall have no responsibility or obligation to any DTC Participant or to any Beneficial Owner, except as otherwise expressly provided herein. Without limiting the immediately preceding sentence, the County, the Borrower, the Paying Agent, the Registrar, the Tender Agent, the Remarketing Agent, the Trustee and the Guarantor shall have no responsibility or obligation with respect to (1) the accuracy of the records of DTC, the Nominee or any DTC Participant with respect to any ownership interest in the Bonds, (2) the delivery to any DTC Participant or any other person, other than a Bondholder as shown in the registration books kept by the Registrar, of any notice with respect to the Bonds, including any notice of redemption (except that the Trustee and the Tender Agent shall have the obligation to deliver notices of optional and mandatory tender to the Remarketing Agent as provided herein) or (3) the payment to any DTC Participant or any other person, other than a Bondholder, as shown in the registration books kept by the Registrar, of any amount with respect to principal or purchase price of, premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal and purchase price of, premium, if any, and interest on the Bonds only to or upon the order of the respective Bondholders, as shown in the registration books kept by the Registrar, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the County's obligations with respect to payment of principal of, premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. The County, the Borrower, the Paying Agent, the Registrar, the Tender Agent, the Remarketing Agent, the Trustee and the Guarantor may treat and consider the person in whose name each Bond is registered in the registration books kept by the Registrar as the holder and absolute owner of such Bond for the purpose of payment of principal, purchase price, premium and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever; provided, however, notwithstanding the foregoing provisions, the Tender Agent shall accept any notice of optional tender pursuant to
                 Section IV.4.6 from any Beneficial Owner of any Book-Entry Bond, but shall make payment of the purchase price thereof only to the registered owner of such Bond in the manner provided in the Representation Letter (as defined below).

                          (ii) No person other than a Bondholder, as shown in the registration books kept by the Registrar, shall receive a certificated Bond evidencing the obligation of the County to make payments of principal, purchase price, premium, if any, and interest pursuant to this Indenture.

                          (iii) The County, the Paying Agent, the Registrar, the Tender Agent, if any, and the Trustee shall, if not previously on file, execute and deliver to DTC a letter of representation in customary form with respect to the Bonds (the "Representation Letter"), but such Representation Letter shall not in any way limit the provisions of the foregoing paragraph (i) or in any other way impose upon the County any obligation whatsoever with respect to persons having interests in the Bonds other than the Bondholders, as shown on the registration books kept by the Registrar. The Trustee, the Tender Agent and the Paying Agent shall take all action necessary for all representations of the County in the Representation Letter with respect to the Trustee, the Tender Agent and the Paying Agent to be complied with at all times.

                          (iv) The County, with the consent of the Borrower, may, and upon request of the Borrower shall, terminate the services of DTC with respect to the Bonds. DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving written notice and all relevant information on the Beneficial Owners of the Bonds to the County, the Borrower, the Guarantor, the Tender Agent and the Trustee and discharging its responsibilities with respect thereto under applicable law. Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed by the County (with the consent, or at the request, of the Borrower and the Guarantor) to undertake the functions of DTC hereunder, the County, at the expense of the Borrower, is obligated to deliver Bond certificates to the Beneficial Owners of such Bonds, as described in this Indenture, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Bondholders transferring or exchanging such Bonds shall designate, in accordance with the provisions of this Indenture.

                          (v) So long as any Bond is registered in the name of the Nominee, all payments with respect to principal, purchase price, premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Representation Letter. Bondholders shall have no lien or security interest in any rebate or refund paid by DTC to the Tender Agent or the Paying Agent which arises from the payment by the Tender Agent or Paying Agent of principal of, premium, if any, or interest on the Bonds in immediately available funds to DTC.

         Section 2.2. Execution of Bonds. The Bonds shall be signed in the name and on behalf of the County with the manual or facsimile signature of its Chair and attested by the manual or facsimile signature of its County Clerk, under seal of the County Clerk. Such seal may be in the form of a facsimile of the County Clerk's seal and may be imprinted or impressed upon the Bonds. The Bonds shall then be delivered to the Registrar or the Tender Agent for authentication by the Registrar or the Tender Agent, as the case may be; provided that upon initial issuance the Bonds shall be authenticated by the Registrar. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or the Tender Agent or issued by the County, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the County as though those who signed and attested the same had continued to be such officers of the County. Also, any Bond may be signed on behalf of the County by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

         Only such of the Bonds as shall bear thereon a certificate of authentication in the form recited in Exhibit A hereto, manually executed by the Registrar or the Tender Agent, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Registrar or the Tender Agent, as the case may be, shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture. Upon authentication of any Bond, the Registrar or the Tender Agent, as the case may be, shall set forth on such Bond the date of such authentication.

         Section 2.3. Transfer and Exchange of Bonds. Registration of any Bond may, in accordance with the terms of this Indenture, be transferred, upon the books of the Registrar required to be kept pursuant to the provisions of
Section II.2.4, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. Whenever any Bond shall be surrendered for registration of transfer, the County shall execute and the Registrar shall authenticate and deliver a new Bond or Bonds of the same tenor of Authorized

Denominations. No registration of transfer of Bonds upon the books of the Registrar required to be kept pursuant to the provisions of Section II.2.4 hereof shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of fifteen (15) days next preceding the date on which the Trustee gives any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required.

         Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor of Authorized Denominations. The Registrar shall require the payment by the Bondholder requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Bondholders for any such exchange. Except with respect to Bonds purchased pursuant to Section IV.4.7 hereof, no exchange of Bonds shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of fifteen (15) days next preceding the date on which the Trustee gives notice of redemption, nor shall any exchange of Bonds called for redemption be required.

         Section 2.4. Bond Register. The Registrar will keep or cause to be kept at its Principal Office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times, during regular business hours, be open to inspection by the County, the Trustee, the Credit Provider, if any, and the Borrower; and, upon presentation for such purpose, the Registrar shall, under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, of Bonds as hereinbefore provided.

         Section 2.5. Payment of Principal and Premium, if any, and Interest. Notwithstanding the terms and provisions herein to the contrary, the Guarantor, pursuant to the Guaranty, shall guarantee the timely payment of principal of and interest on the Bonds as such payments shall become due, in the event that the Borrower fails to make any payments due under the Agreement. Should the Borrower fail to make any payment due under the Agreement with respect to payments of the principal and interest or premium on the Bonds, the Trustee shall immediately demand payment from the Guarantor under the Guaranty. In the event the Trustee has failed to receive any payment to be made by the Borrower by 1:00 p.m. New York City time, the Trustee shall notify the Guarantor by telephone, promptly confirmed by telecopy, of the amount of any deficiency and of the Guarantor's obligation to make payment of such amount in immediately available funds by 3:00 p.m. New York City time on such date.

         Section 2.6. Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the County, upon the request and at the expense of the holder of said Bond, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor and number in exchange and substitution for the Bond so mutilated, but only upon surrender to the Registrar of the Bonds so mutilated. Every mutilated Bond so surrendered to the Registrar shall be cancelled by it and destroyed and, upon the written request of the County, a certificate evidencing such destruction shall be delivered to the County, with a copy to the Borrower. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the County, the Borrower and the Registrar, and if such evidence be satisfactory to them and indemnity satisfactory to them shall be given by or on behalf of the holder of such lost, destroyed or stolen Bond, the County, at the expense of the holder, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Registrar may pay the same without surrender thereof). The County may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the County and the Registrar. Any Bond issued under the provisions of this Section in lieu of any Bond mutilated or alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the County whether or not the Bond mutilated or so alleged to be lost, destroyed or stolen shall be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

         Section 2.7. Disposition of Cancelled Bonds. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, who shall forthwith cancel such Bonds and deliver a certificate evidencing such cancellation to the County and the Borrower. The Trustee may destroy or retain such cancelled Bonds.

         Section 2.8. CUSIP Numbers. As provided in Section II.2.1.(d) of this Indenture, the County in issuing the Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to holders of Bonds; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.

                                 ARTICLE III

                              ISSUANCE OF BONDS

         Section
3.1. Authentication and Delivery of Bonds. Forthwith upon the execution and delivery of this Indenture, upon the execution of the Bonds by the County and delivery thereof to the Registrar, as hereinabove provided, and without any further action on the part of the County, the Registrar shall authenticate the Bonds in an aggregate principal amount of Twenty Million Dollars ($20,000,000) and shall deliver the Bonds to or upon the Written Order of the County.

         Section 3.2. Application of Proceeds of Bonds. The proceeds received by the County from the sale of the Bonds in the amount of $20,033,111.11 (representing the principal amount of the Bonds, plus accrued interest from the Dated Date) shall be deposited with the Trustee in the Bond Proceeds Fund, which the Trustee shall establish hereunder and hold in trust. The Trustee shall, immediately thereafter transfer such money in the Bond Proceeds Fund as follows: (a) $20,000,000, to U.S. Bank, a national banking association, as trustee for the Short-Term Taxable Bonds, to be deposited under the loan and trust agreement securing the Short-Term Taxable Bonds and applied to the redemption thereof; and (b) $33,111.11, representing accrued interest from the Dated Date, shall be deposited in the Bond Fund.

         Upon completion of the foregoing transfer, the Bond Proceeds Fund shall close.

         Upon the issuance of the Bonds, $20,000,000 from the proceeds of the Short-Term Taxable Bonds on deposit in the construction fund created under the loan and trust agreement pursuant to which said Short-Term Taxable Bonds were issued shall be transferred to, and deposited into the Construction Fund established by the Trustee on the Issue Date.

                                  ARTICLE IV

                       REDEMPTION AND PURCHASE OF BONDS

         Section
4.1. Redemption of Bonds. The Bonds are subject to redemption if and to the extent the Borrower is entitled or required to make and makes a prepayment pursuant to Article VII of the Agreement. The Trustee shall not give notice of any optional redemption under Section IV.4.1.(a) hereof unless the Borrower has so directed in accordance with Section 7.5 of the Agreement and, if a Credit Facility will be in effect on the redemption date, the Credit Provider has given its consent to such optional redemption to the extent required by the applicable Credit Agreement. Notwithstanding the foregoing, such consent of the Credit Provider shall not be required if at the time of mailing the notice of optional redemption, the Trustee then holds Available Amounts sufficient to pay the principal of, premium, if any, and interest on the Bonds to be redeemed. In the event of a failure by the Borrower to give a notice of mandatory prepayment under such Section 7.5, such notice may be given by the County, the Trustee, the Credit Provider, if any, or any holder or holders of ten percent (10%) or more in aggregate principal amount of the Outstanding Bonds.

         The Bonds shall be redeemed upon the following terms:

         (a)     Redemption Upon Optional Prepayment.

                 (1) Extraordinary Events. The Bonds shall be redeemed in whole or in part, and if in part by lot, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, upon the occurrence of any one of the following events and receipt by the Trustee of a written notice from the Borrower stating that such event has occurred and that the Borrower therefore intends to exercise its option to prepay the payments due under the Agreement in whole or in part pursuant to
         Section 7.2 of the Agreement and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments:

                          (A) All or part of the Facility shall have been damaged or destroyed to such an extent that, in the opinion of the Borrower (expressed in a certificate filed with the County and the Trustee), (i) the Facility or such affected portion could not reasonably be restored within a period of four (4) months to the condition thereof immediately preceding such damage or destruction, and the Borrower will be prevented, or is likely to be prevented for a period of four (4) consecutive months or more, from carrying on all or substantially all of its normal operation of the Facility, or (ii) the cost of restoration of the Facility or such affected portion will be substantially in excess of the net proceeds of insurance thereon.

                          (B) Title to, or the temporary use of, all or a part of the Facility shall have been taken under the exercise of the power of eminent domain.

                          (C) Changes in economic availability of raw materials, operating supplies or facilities necessary to operate all or a part of the Facility or technological or other changes which make the continued operation of the Facility or such affected portion, uneconomical in the opinion of the Borrower (expressed in a certificate filed with the County and the Trustee) shall have occurred and which shall have resulted in a cessation of all or substantially all of the Borrower's normal operations of the Facility.

                          (D) Unreasonable burdens or excessive liabilities shall have been imposed upon the County or the Borrower affecting all or a part of the Facility, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement.

                 Anything in this subsection to the contrary notwithstanding, if any of the events described above shall have occurred with respect to any portion of the Facility, the amount of Bonds that may be redeemed shall not exceed an amount derived by multiplying the total principal amount of the Bonds by a fraction (i) the numerator of which is the cost of such Facility or portion thereof and (ii) the denominator of which is the total cost of the Facility.

                 (2) Borrower Option. The Bonds shall be subject to redemption upon prepayment of the Repayment Installments at the option of the Borrower, in whole, or in part by lot, prior to their maturity dates, as follows:

                          (A) During any Daily Rate Period or Weekly Rate Period, the Bonds shall be subject to such redemption on any Interest Payment Date at a redemption price equal to 100% of the principal amount thereof.

                          (B) On the day next succeeding the last scheduled day of any Term Rate Period, such Bonds shall be subject to such redemption at a redemption price of 100% of the principal amount thereof. During any Term Rate Period, the Bonds shall be subject to such redemption during the periods specified below, in whole or in part (by lot), at the redemption prices (expressed as percentages of principal amount) hereinafter indicated (unless different redemption terms shall be specified by the Borrower pursuant to Section II.2.1.(c)(iv)..(B)) together with accrued interest to the date fixed for redemption:

 Length of Term Rate Period                              Redemption Dates and Redemption Prices
 --------------------------                              --------------------------------------

 greater than 10 years                                   after 10 years at 102%, declining by 1%
                                                         annually to 100%

 less than or equal to 10 years and greater              after 3 years at 102%, declining by 1%
 than 8 years                                            annually to 100%

 less than or equal to 8 years and greater               after 3 years at 101%, declining by 1%
 than 6 years                                            annually to 100%

 less than or equal to 6 years and greater               after 2 years at 101%, declining by 1%
 than 4 years                                            annually to 100%

 less than or equal to 4 years and greater               after 2 years at 101%, declining by 1%
 than 2 years                                            annually to 100%

 less than or equal to 2 years and greater               after 1 year at 100%
 than 1 year

 1 year or less                                          only on day next succeeding last day of
                                                         period at 100%


         The Borrower shall have the option to cause the Rate Period for the Bonds to change on any date on which the Bonds are subject to redemption as provided above, in which event the Bonds shall be subject to mandatory tender at the applicable price set forth above, as provided in Sections
IV.4.7.(a)..(1) and IV.4.7.(b).

                 (b) Redemption Upon Mandatory Prepayment. The Bonds shall be subject to redemption from amounts which are required to be prepaid by the Borrower under Section 7.3 of the Agreement, as set forth below.

                          (1) The Bonds shall be redeemed in whole on any date at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the redemption date, upon the occurrence of a Determination of Taxability; provided, however, that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of such Bonds Outstanding would have the result that interest payable on such Bonds remaining Outstanding after such redemption would remain Tax-Exempt, then such Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

                          (2) The Bonds shall be redeemed in whole at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, in the event that as a result of any changes in the Constitution of the United States of America or the State or as a result of any legislative, judicial or administrative action, the Agreement shall have become void or unenforceable or impossible of performance in accordance with the intention and purposes of the parties thereto, or shall have been declared unlawful.

                          (3) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in the event that at least thirty-five (35) days prior to the expiration of any Credit Facility then in effect with respect to the Bonds (other than a Permitted Termination or an expiration of the Credit Facility at the maturity of the Bonds) the Trustee shall not have received (a) a renewal or extension of the existing Credit Facility for a period of at least one (1) year (or, if shorter, the period to maturity of the Bonds) or (b) a substitute Credit Facility meeting the requirements of Section
                 4.6 of the Agreement. Such redemption shall occur on the last Business Day which is not less than five (5) calendar days preceding the expiration date of the Credit Facility then in effect.

         Section 4.2. Selection of Bonds for Redemption. If fewer than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof to be redeemed, first from the Outstanding Credit Provider Bonds or such portion thereof not previously called for redemption, by lot in such manner as it may determine, until all Credit Provider Bonds shall have been redeemed, and then from the Outstanding Bonds or such given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the County and the Borrower in writing of the numbers of the Bonds or portions thereof so selected for redemption. Notwithstanding the foregoing, if less than all of the Bonds are to be redeemed at any time while the Bonds are Book-Entry Bonds, selection of the Bonds to be redeemed shall be made in accordance with customary practices of DTC or the applicable successor depository, as the case may be.

         Section 4.3. Notice of Redemption. The Trustee, for and on behalf of the County, shall give notice of any redemption by first class mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date to (i) the registered owner of such Bond at the address shown on the registration books of the Registrar on the date such notice is mailed;
(ii) the Securities Depositories; (iii) the Credit Provider, if any; (iv) one or more Information Services; (v) the Remarketing Agent, if any, and (vi) the Municipal Securities Rulemaking Board, each NRMSIR and the SID. Notice of redemption to the Securities Depositories, the Information Services, each NRMSIR and the SID shall be given by telecopy confirmed by first class mail. Each notice of redemption shall state the date of such notice, the date of issue of the Bonds to be redeemed, the redemption date, the redemption price, the place of redemption (including the name and appropriate address or addresses of the Paying Agent), the source of the funds to be used for such redemption, the principal amount, the CUSIP numbers (if any) of the Bonds to be redeemed and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Paying Agent specified in the redemption notice. Notwithstanding the foregoing, failure by the Trustee to give notice pursuant to this paragraph to the Credit Provider or the Remarketing Agent or any one or more of the Information Services or the Securities Depositories or Municipal Securities Rulemaking Board, the NRMSIRs or the SID or the insufficiency of any such notices shall not affect the sufficiency of the proceedings for redemption. Failure to mail the notices required by this paragraph to any registered owner of any Bonds designated for redemption, or any defect in any notice so mailed, shall not affect the validity of the proceedings for redemption of any other Bonds and shall not extend the period for making elections or in any way change the rights of the holders of the Bonds to elect to have their Bonds purchased as provided herein.

         With respect to any notice of optional redemption of Bonds pursuant to
Section IV.4.1.(a), unless upon the giving of such notice such Bonds shall be deemed to have been paid within the meaning of Article X hereof, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of Available Amounts sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed, and that if such Available Amounts shall not have been so received said notice shall be of no force and effect and the County shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such Available Amounts are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, to the persons and in the manner in which the notice of redemption was given, that such Available Amounts were not so received.

         If upon the expiration of sixty (60) days succeeding any redemption date, any Bonds called for redemption shall not have been presented to the Trustee for payment, the Trustee shall no later than ninety (90) days following such redemption date send Notice by Mail to the holder of each Bond not so presented. Failure to mail the notices required by this paragraph to any holder of a Bond, or any defect in any notice so mailed, shall not affect the validity of the proceedings for redemption of any Bonds nor impose any liability on the Trustee.

         Section 4.4. Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Registrar shall exchange the Bond redeemed for a new Bond of like tenor and in an Authorized Denomination without charge to the holder in the principal amount of the portion of the Bond not redeemed. In the event of any partial redemption of a Bond which is registered in the name of the Nominee, DTC may elect to make a notation on the Bond certificate which reflects the date and amount of the reduction in principal amount of said Bond in lieu of surrendering the Bond certificate to the Registrar for exchange.
The County, the Trustee and the Registrar shall be fully released and discharged from all liability upon, and to the extent of, payment of the redemption price for any partial redemption and upon the taking of all other actions required hereunder in connection with such redemption.

         Section 4.5. Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the holders of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof (including interest, if any, accrued to the redemption date), without interest accrued on any funds held after the redemption date to pay such redemption price.

         All Bonds fully redeemed pursuant to the provisions of this Article IV shall upon surrender thereof be cancelled by the Trustee, who shall deliver a certificate evidencing such cancellation to the County and the Borrower. The Trustee may retain or destroy such Bonds.

         Section 4.6.     Holder's Option to Tender for Purchase.

                 (a) During any Daily Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the Purchase Date to the Purchase Date (unless the Purchase Date shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery by the holder or Beneficial Owner of such Bond to the Tender Agent at its Principal Office, by no later than 11:00 a.m. (New York City time) on such Business Day, of an irrevocable written, telephonic or Electronic notice which states the principal amount of such Bond to be tendered for purchase and the Purchase Date, and (B) delivery of such Bond tendered for purchase to the Tender Agent on the Purchase Date in accordance with Section IV.4.8 hereof. The Tender Agent shall keep a written record of the notice described in clause (A).

                 (b) During any Weekly Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the Purchase Date to the Purchase Date (unless the Purchase Date shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery by the holder or Beneficial Owner of such Bond to the Tender Agent at its Principal Office of an irrevocable notice by telephone (promptly confirmed in writing) or written or Electronic notice by 5:00 p.m. (New York City time) on any Business Day at least seven (7) days prior to the Purchase Date, which states the principal amount of such Bond to be tendered for purchase and the Purchase Date, and (B) delivery of such Bond to the Tender Agent on the Purchase Date in accordance with Section IV.4.8 hereof. The Tender Agent shall keep a written record of the notice described in clause (A).

                 (c) Any Bond or portion thereof in an Authorized Denomination shall be purchased on the first day of any Term Rate Period which is preceded by a Term Rate Period of the same duration at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the Purchase Date to the Purchase Date (unless the Purchase Date shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery by the holder or Beneficial Owner of such Bond to the Tender Agent at its Principal Office of an irrevocable notice by telephone (promptly confirmed in writing) or written or Electronic notice by 5:00 p.m. (New York City time) on any Business Day at least fifteen (15) days prior to the Purchase Date, which states the principal amount of such Bond to be tendered for purchase and the Purchase Date, and (B) delivery of such Bond to the Tender Agent on the Purchase Date in accordance with Section IV.4.8 hereof. The Tender Agent shall keep a written record of the notice described in clause (A).

                 (d)      If any Bond is to be purchased in part pursuant to
         (a), (b) or (c) above, the amount so purchased and the amount not so purchased must each be an Authorized Denomination.

                 (e) Any instrument delivered to the Tender Agent in accordance with this Section IV.4.6 shall be irrevocable with respect to the purchase for which such instrument was delivered and shall be binding upon any subsequent Bondholder or Beneficial Owner of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof, and as of the date of such instrument, the holder or Beneficial Owner of the Bonds specified therein shall not have any right to optionally tender for purchase such Bonds prior to the date of purchase specified in such notice.
         The Tender Agent may conclusively assume that any person (other than a holder) providing notice of optional tender pursuant to (a), (b) or
         (c) above is the Beneficial Owner of the Bond to which such notice relates, and the Tender Agent shall assume no liability in accepting such notice from any person whom it reasonably believes to be a Beneficial Owner of Bonds.

         Section 4.7.     Mandatory Tender for Purchase.

                 (a) The Bonds shall be subject to mandatory tender for purchase prior to their stated maturity, in whole, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Purchase Date described below, upon the occurrence of any of the events stated below:

                          (1) as to any Bond, on the effective date of any change in a Rate Period for such Bond, other than (A) the effective date of any change from a Daily Rate Period to a Weekly Rate Period or from a Weekly Rate Period to a Daily Rate Period or (B) the effective date of any Term Rate Period which was preceded by a Term Rate Period of the same duration; or

                          (2) as to all Bonds, on the effective date of any Credit Facility which may be provided with respect to the Bonds pursuant to Section 4.6(d) of the Agreement or of any substitute Credit Facility provided with respect to the Bonds pursuant to Section 4.6(c) of the Agreement or upon any Permitted Termination of any Credit Facility with respect to the Bonds.

                 (b) In the event that the Borrower elects to change the Rate Period with respect to the Bonds during a Term Rate Period or to provide, substitute or terminate a Credit Facility during a Term Rate Period and thereby causes a mandatory tender of such Bonds as provided in Sections IV.4.7.(a)..(1) or IV.4.7.(a)..(2), as the case may be, the Bonds shall be purchased on the applicable mandatory tender date at a purchase price equal to the principal amount thereof plus an amount equal to any premium which would have been payable on such day had the Borrower directed redemption of the Bonds pursuant to Section IV.4.1.(a)..(2)(B) hereof.

                 (c) The Trustee shall give notice by first class mail of the provision of any Credit Facility with respect to the Bonds (other than the Credit Facility in effect on the date of issuance of the Bonds), the provision of any substitute Credit Facility with respect to the Bonds and the Permitted Termination of any Credit Facility with respect to the Bonds to the holders of the Bonds at their addresses shown on the registration books kept by the Registrar, not later than the fifteenth day (thirtieth day if the then current Rate Period is a Term Rate Period) prior to the date on which the Bonds are subject to mandatory tender pursuant to Section IV.4.7.(a)..(2), which notice shall (i) state the date of such provision, substitution or Permitted Termination; and (ii) state that such Bonds shall be subject to mandatory tender for purchase on the effective date of such provision, substitution or Permitted Termination in accordance with Section IV.4.7.(a)..(2) hereof.

         Section 4.8. Delivery of Tendered Bonds. With respect to any Book-Entry Bond, delivery of such Bond to the Tender Agent in connection with any optional or mandatory tender pursuant to Sections IV.4.6 or IV.4.7 hereof shall be effected by the making of, or the irrevocable authorization to make, appropriate entries on the books of DTC or any DTC Participant to reflect the transfer of the beneficial ownership interest in such Bond to the account of the Tender Agent, or to the account of a DTC Participant acting on behalf of the Tender Agent. With respect to any Bond which is not a Book-Entry Bond, delivery of such Bond to the Tender Agent in connection with any optional or mandatory tender pursuant to Sections IV.4.6 or IV.4.7 hereof shall be effected by physical delivery of such Bond to the Tender Agent at its Principal Office, by 1:00 p.m. (New York City time) on the Purchase Date, accompanied by an instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the holder thereof with the signature of such holder guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs.

         Section 4.9.     Bonds Deemed Purchased.

                 (a) If moneys sufficient to pay the purchase price of Bonds to be purchased pursuant to Sections IV.4.6 or IV.4.7 shall be held by the Tender Agent on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been delivered to the Tender Agent, and neither the former holder of such Bonds nor any other person shall have any claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof.

                 (b) In the event of non-delivery of any Bond to be purchased pursuant to Sections IV.4.6 or IV.4.7 hereof, the Tender Agent shall segregate and hold uninvested the moneys for the purchase price of such Bonds in trust, without liability for interest thereon, for the benefit of the former holders of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two (2) years after the date of purchase shall be paid, upon the Borrower's written request, to the Borrower. After the payment of such unclaimed moneys to the Borrower, the former holder of such Bond shall look only to the Borrower for the payment thereof.

         Section 4.10. Bond Purchase Fund. There shall be created and established with the Tender Agent a trust fund designated the "Carbon County, Utah Solid Waste Disposal Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.) 1997 Series A Bond Purchase Fund" (the "Bond Purchase Fund"). There shall also be created and established three separate accounts in the Bond Purchase Fund designated the "Remarketing Account", the "Credit Facility Purchase Account" and the "Borrower Account".

                 (a) Remarketing Account. All moneys received by the Tender Agent on behalf of purchasers of Bonds pursuant to Section
         IV.4.13 hereof, other than the County, the Borrower or any affiliate of the Borrower, shall be (i) deposited in the Remarketing Account within the Bond Purchase Fund, (ii) held in trust in accordance with the provisions hereof and (iii) paid out in accordance with Section
         IV.4.14 hereof.

                 (b) Credit Facility Purchase Account. All moneys received by the Tender Agent as payments under any Credit Facility for the purchase of Bonds shall be (i) deposited in the Credit Facility Purchase Account within the Bond Purchase Fund, (ii) held in trust in accordance with the provisions hereof and (iii) paid out in accordance with Section IV.4.14 hereof.

                 (c) Borrower Account. All moneys received by the Tender Agent from the Borrower for the purchase of Bonds pursuant to Section
         IV.4.13 hereof shall be (i) deposited in the Borrower Account within the Bond Purchase Fund, (ii) held in trust in accordance with the provisions hereof and (iii) paid out in accordance with Section
         IV.4.14 hereof.

                 The funds held by the Tender Agent in the Bond Purchase Fund shall not be considered Revenues as that term is defined herein and shall not constitute part of the trust estate that is subject to the lien of this Indenture. The moneys in the Bond Purchase Fund shall be used solely to pay the purchase price of Bonds as provided herein (or to reimburse the Credit Provider, if any, for payments made under the Credit Facility for such purpose) and may not be used for any other purposes. All amounts held in the Bond Purchase Fund and the Credit Facility Purchase Account, Remarketing Account and Borrower Account therein shall be held in trust by the Tender Agent for the benefit of the holders of tendered Bonds (provided that any amounts held in a Remarketing Account which are derived from the remarketing of Credit Provider Bonds shall be held in trust for the benefit of the Credit Provider).

         Section 4.11. Deposit of Bonds. The Tender Agent agrees to accept and hold all Bonds delivered to it pursuant to this Indenture in trust for the benefit of the respective Bondholders which shall have so delivered such Bonds until the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such holders pursuant to Section IV.4.12 hereof. Any Bonds registered for transfer to new purchasers and delivered to the Tender Agent as described in Section IV.4.14 hereof shall be held in trust by the Tender Agent for the benefit of such new purchasers until delivery to such new purchasers.

         Section 4.12.    Remarketing of Tendered Bonds.

                 (a)      Daily Put Bonds.

                          (i) Promptly upon receipt, and, in any event not later than 11:05 a.m. (New York City time) on each Business Day on which the Tender Agent receives a notice from a Bondholder pursuant to Section IV.4.6.(a) hereof, the Tender Agent shall give notice by telephone to the Remarketing Agent, the Trustee and the Registrar, specifying the principal amount of Bonds for which it has received such notice (the "Daily Put Bonds"), the names of the holder or holders thereof and the Purchase Date for such Daily Put Bonds.

                          (ii) Not later than 11:30 a.m. (New York City time) on the Purchase Date with respect to Daily Put Bonds, the Trustee shall give notice by telephone to the Remarketing Agent, the Tender Agent and the Registrar of the accrued amount of interest payable as of such Purchase Date on, and confirming the aggregate principal amount of, such Daily Put Bonds. The Remarketing Agent shall thereupon offer for sale and use its best efforts to find purchasers for all such Daily Put Bonds.

                          (iii) Not later than 12:30 p.m. (New York City time) on any Purchase Date with respect to Daily Put Bonds, the Remarketing Agent shall give (A) Electronic notice or notice by telecopy, telephone, telegram, telex or by other similar communication to the Tender Agent, the Trustee and the Registrar of the principal amount of Daily Put Bonds which have been remarketed in accordance with the Remarketing Agreement and (B) if any Daily Put Bonds have not been remarketed, Electronic notice or notice by telecopy, telephone, telegram, telex, or other similar communication to the Borrower and the Trustee (which shall promptly thereafter notify the Credit Provider, if any) of the principal amount of the Daily Put Bonds which have not been remarketed.

                          (iv) If the Remarketing Agent's notice pursuant to subparagraph (iii) above indicates that the Remarketing Agent has remarketed less than all the Daily Put Bonds to be purchased on any Purchase Date, the Trustee shall demand payment under the Credit Facility, if any, then in effect by 12:45 p.m. (New York City time) on such Purchase Date so as to provide by 2:45 p.m. (New York City time) on such Purchase Date an amount sufficient, together with the remarketing proceeds to be available for such purchase, calculated solely on the basis of the notice given by the Remarketing Agent pursuant to subparagraph (iii) above, to pay the purchase price of the Daily Put Bonds. The Trustee shall immediately give notice by telephone to the Tender Agent and the Borrower of the amount, if any, of such draw.

                 (b)      Weekly Put Bonds and Term Put Bonds.

                          (i) Not later than 10:30 a.m. (New York City time) on each Business Day succeeding a day on which the Tender Agent receives a notice from a holder of Bonds to be tendered pursuant to Section IV.4.6.(b) hereof (the "Weekly Put Bonds") or Section IV.4.6.(c) hereof (the "Term Put Bonds"), the Tender Agent shall give notice by telephone to the Remarketing Agent, the Trustee and the Registrar, specifying the principal amount of Bonds for which it has received such notice (such amount, together with the accrued amount of interest payable to but excluding the Purchase Date on such Bonds, being the purchase price of such Bonds), the names of the holder or holders thereof and the Purchase Date for such Weekly Put Bonds or Term Put Bonds. The Remarketing Agent shall thereupon offer for sale and use its best efforts to find purchasers for such Weekly Put Bonds or Term Put Bonds, as the case may be.

                          (ii) Not later than 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Date described in subparagraph (i) above, the Trustee shall give notice by telephone to the Remarketing Agent, the Tender Agent and the Registrar of the accrued amount of the interest payable as of such Purchase Date, and confirming the aggregate principal amount of, the Weekly Put Bonds or Term Put Bonds.

                          (iii) Not later than 12:30 p.m. (New York City time) on any Purchase Date with respect to Weekly Put Bonds or Term Put Bonds, the Remarketing Agent shall give (A) Electronic notice or notice by telecopy, telephone, telegram, telex or by other similar communication to the Tender Agent, the Trustee and the Registrar of the principal amount of Weekly Put Bonds or Term Put Bonds which have been remarketed in accordance with the Remarketing Agreement and (B) if any Weekly Put Bonds or Term Put Bonds have not been remarketed, Electronic notice or notice by, telecopy, telephone, telegram, telex or by other similar communication to the Borrower and the Trustee (which shall promptly thereafter notify the Credit Provider, if any) of the principal amount of such Bonds which have not been remarketed.

                          (iv) If the Remarketing Agent's notice pursuant to subparagraph (iii) above indicates that the Remarketing Agent has remarketed less than all the Weekly Put Bonds or Term Put Bonds to be purchased on any Purchase Date, the Trustee shall demand payment under the Credit Facility, if any, then in effect by 12:45 p.m. (New York City time) on such Purchase Date so as to provide by 2:45 p.m. (New York City time) on such Purchase Date an amount sufficient, together with the remarketing proceeds to be available for such purchase, calculated solely on the basis of the notice given by the Remarketing Agent pursuant to subparagraph (iii) above, to pay the purchase price of the Weekly Put Bonds or Term Put Bonds, as the case may be. The Trustee shall immediately after such demand for payment give notice by telephone to the Tender Agent and the Borrower of the amount, if any, of such demand.

                 (c)      Mandatory Tender Bonds.

                          (i) Not later than 9:30 a.m. (New York City time) on each Purchase Date occurring pursuant to Section IV.4.7 hereof, the Tender Agent shall give notice by telephone to the Remarketing Agent, the Trustee and the Registrar specifying the principal amount of all Outstanding Bonds which are subject to mandatory tender on such Purchase Date pursuant to
                 Section IV.4.7 hereof (the "Mandatory Tender Bonds") (such amount, together with the accrued amount of interest payable to but excluding the Purchase Date on the Mandatory Tender Bonds, being the purchase price of such Mandatory Tender Bonds) and the names of the registered owner or owners thereof. The Remarketing Agent shall thereupon offer for sale and use its best efforts to find purchasers for such Mandatory Tender Bonds.

                          (ii) Not later than 10:00 a.m. (New York City time) on each Purchase Date described in subparagraph (i) above, the Trustee shall give notice by telephone to the Remarketing Agent, the Tender Agent and the Registrar of the accrued amount of the interest payable as of the Purchase Date specified in such notice from the Tender Agent on, and confirming the aggregate principal amount of, the Mandatory Tender Bonds.

                          (iii) Not later than 12:30 p.m. (New York City time) on any Purchase Date with respect to Mandatory Tender Bonds, the Remarketing Agent shall give (A) Electronic notice or notice by telecopy, telephone, telegram, telex or by other similar communication to the Tender Agent, the Trustee and the Registrar of the principal amount of Mandatory Tender Bonds which have been remarketed in accordance with the Remarketing Agreement and (B) if any Mandatory Tender Bonds have not been remarketed, Electronic notice or notice by telecopy, telephone, telegram, telex or by other similar communication to the Borrower and the Trustee (which shall promptly thereafter notify the Credit Provider, if any) of the principal amount of the Mandatory Tender Bonds which have not been remarketed.

                          (iv) If the Remarketing Agent's notice pursuant to subparagraph (iii) above indicates that such Remarketing Agent has remarketed less than all the Mandatory Tender Bonds to be purchased on such Purchase Date, the Trustee shall demand payment under the Credit Facility, if any, then in effect by 12:45 p.m. (New York City time) on such Purchase Date so as to provide by 2:45 p.m. (New York City time) on such Purchase Date an amount sufficient, together with the remarketing proceeds to be available for such purchase, calculated solely on the basis of the notice given by the Remarketing Agent pursuant to subparagraph (iii) above, to pay the purchase price of the Mandatory Tender Bonds. The Trustee shall immediately after such demand for payment give notice to the Tender Agent and the Borrower of the amount, if any, of such demand.

                          (v) If no Credit Facility is then in effect with respect to the Bonds and the Remarketing Agent's notice pursuant to subparagraph (iii) above indicates that the Remarketing Agent has remarketed less than all such Mandatory Tender Bonds to be purchased on any Purchase Date, the Tender Agent shall immediately (but in no event later than 12:45 p.m. (New York City time)) give notice by telephone to the Borrower specifying the principal amount and the purchase price of such Mandatory Tender Bonds not so remarketed and requesting the Borrower to deposit with the Tender Agent by 2:45 p.m. (New York City time) on such Purchase Date an amount sufficient to pay that portion of the purchase price of such Mandatory Tender Bonds not so remarketed, such notice to be confirmed immediately by telecopy to the Borrower.

                 (d) Limitation. If a Credit Facility is in effect with respect to the Bonds, the Remarketing Agent shall not remarket any tendered Bonds to the County, the Borrower or any affiliate of the Borrower.

         Section 4.13.    Deposits into Remarketing Accounts and Borrower
Accounts.

                 (a) The terms of any sale by the Remarketing Agent of tendered Bonds shall provide for the payment of the purchase price for tendered Bonds by the Remarketing Agent to the Tender Agent for deposit in the Remarketing Account of the Bond Purchase Fund in immediately available funds at or before 2:45 p.m. (New York City time) on the Purchase Date. The Remarketing Agent shall cause to be paid to the Tender Agent on each Purchase Date for tendered Bonds all amounts representing proceeds of the remarketing of such Bonds, based upon the notice given by the Remarketing Agent pursuant to Section IV.4.12.(a)(iii), IV.4.12.(b)(iii) or IV.4.12.(c)(iii), as the case may be.

                 (b) Upon receipt of any notice from the Tender Agent that insufficient funds will be on deposit in the Bond Purchase Fund to pay tendered bonds, the

         Borrower shall deliver or cause to be delivered to the Trustee immediately available funds in an amount equal to such deficiency prior to 2:45 p.m. (New York City time) on the Purchase Date.

         Section 4.14.    Disbursements from the Bond Purchase Fund.

                 (a) Application of Moneys. Moneys in the Bond Purchase Fund (other than the proceeds of any remarketing of Credit Provider Bonds which shall be paid to the Credit Provider on the remarketing date) shall be applied at or before 3:00 p.m. (New York City time) to the purchase of Bonds as provided herein by the Tender Agent, on each Purchase Date, as follows:

                          First -- Moneys constituting funds in the Remarketing
                 Account shall be used by the Tender Agent on any Purchase Date to purchase tendered Bonds at the purchase price.

                          Second -- In the event such moneys in the Remarketing
                 Account on any Purchase Date are insufficient to purchase all tendered Bonds, moneys in the Credit Facility Purchase Account on such Purchase Date shall be used by the Tender Agent at that time to purchase such remaining tendered Bonds at the purchase price thereof.

                          Third -- In the event such moneys in the Remarketing
                 Account and the Credit Facility Purchase Account on any Purchase Date are insufficient to purchase all tendered Bonds, moneys in the Borrower Account on such Purchase Date, if any, shall be used by the Tender Agent at that time to purchase such remaining tendered Bonds at the purchase price thereof.

                 Notwithstanding anything to the contrary in this Section, if the Bonds are Book-Entry Bonds, payment of the purchase price for tendered Bonds shall be made in accordance with the rules and procedures of DTC.

                 (b) Nondeliveries. The Tender Agent shall, as to any Bonds which have not been delivered to it as required by Section
         IV.4.8 hereof, (i) notify the Remarketing Agent in writing of such nondelivery and (ii) direct the Registrar to place a stop transfer against an appropriate amount of Bonds registered in the name of the holder of such Bonds on the bond registry. The Registrar shall place and maintain such stop transfer commencing with the lowest serial number Bond registered in the name of such holder until stop transfers have been placed against an appropriate amount of Bonds until the appropriate Bonds are delivered to the Registrar. Upon such delivery, the Registrar shall make any necessary adjustments to the bond registry.

                 (c) Limitation. Notwithstanding anything contained herein to the contrary, the Tender Agent shall not use proceeds obtained by remarketing any Bonds to the Borrower, any affiliate of the Borrower, or the County to pay any portion of the purchase price of the tendered Bonds, and no such proceeds shall be deposited in the Remarketing Account.

         Section 4.15.    Delivery of Bonds.

                 (a) If the Bonds are not Book-Entry Bonds, a principal amount of Bonds equal to the amount of Bonds successfully remarketed by the Remarketing Agent shall be delivered by the Trustee to the Tender Agent for registration of transfer to such persons as shall be designated by the Remarketing Agent. Such Bonds shall be held available at the office of the Tender Agent and shall be picked up by the Remarketing Agent at or after 1:00 p.m. (New York City time) on the Purchase Date against delivery of funds for deposit into the Remarketing Account of the Bond Purchase Fund equal to the purchase price of such Bonds that have been remarketed. If the Bonds are Book-Entry Bonds, transfer of ownership of the remarketed Bonds shall be effected in accordance with the procedures of DTC and the DTC Participants against delivery of funds for deposit into the Remarketing Account of the Bond Purchase Fund equal to the purchase price of such Bonds that have been remarketed.

                 (b) Bonds purchased with funds in the Credit Facility Purchase Account of the Bond Purchase Fund shall be delivered and held in accordance with Section V.5.8.(c) hereof. Bonds purchased with funds in the Borrower Account of the Bond Purchase Fund shall be delivered and held in accordance with the instructions of the Borrower furnished to the Tender Agent. Such Bonds shall be held available for registration of transfer and delivery by the Registrar in such manner as may be agreed between the Registrar and such Credit Provider or the Borrower, as the case may be.

                                  ARTICLE V

                                   REVENUES

         Section
5.1.     Pledge of Revenues and Credit Facility.

                 (a) All of the Revenues are hereby irrevocably pledged to the punctual payment of the principal of and interest and premium, if any, on the Bonds, and Revenues shall not be used for any other purpose, except as provided in the last paragraph of Section V.5.2, while any of the Bonds remain Outstanding. Said pledge shall constitute a first and exclusive lien on the Revenues for the payment of the Bonds in accordance with the terms hereof and thereof. All Revenues shall be held in trust for the benefit of the holders from time to time of the Bonds, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes set forth in
         Article IV and this Article V.

                 (b) Each Credit Facility, if any, provided with respect to the Bonds is (to the extent the County has any interest therein) hereby irrevocably pledged to the punctual payment of the principal of and interest and premium, if any, on such Bonds, and proceeds of any drawing on such Credit Facility shall not be used for any other purpose. Said pledge shall constitute a first and exclusive lien in favor of the Trustee for the benefit of the holders of the Bonds on such Credit Facility and any payments thereunder for the payment of the Bonds in accordance with the terms thereof. Each Credit Facility, if any, and any payments thereunder shall be held in trust for the benefit of the holders from time to time of the Bonds, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes set forth in Article IV and this Article V.

                 (c) The Borrower may at its sole discretion from time to time deliver to the Trustee such additional or other security interests permitted by this Indenture or the County to secure the payment of the principal of and interest and premium, if any, on the Bonds and any such additional or other security delivered by the Borrower shall be pledged to such payment, provided that the delivery of such additional or other security does not adversely affect the Tax-Exempt status of interest on the Bonds.

                 (d) The Bonds shall not constitute a debt or liability, or a pledge of the faith, credit or taxing power, of the State or any political subdivisions thereof, but shall be payable solely from the funds herein provided therefor. The issuance of the Bonds shall not directly or indirectly or contingently obligate the County, the State or any political subdivision thereof to levy or pledge any form of taxation whatever therefor or to make any appropriation for their payment.

         Section 5.2.     Bond Fund; Credit Facility Debt Service Account.
Upon the receipt thereof, the Trustee shall deposit all Revenues in the "Carbon County, Utah Solid Waste Disposal Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.) 1997 Series A Bond Fund," which the Trustee shall establish and maintain and hold in trust, and which shall be disbursed and applied only as hereinafter authorized. Except as provided in this Section, Sections V.5.7 and X.10.3, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds as the same shall become due, whether at maturity or upon redemption or acceleration or otherwise.

         The Trustee shall deposit in the Bond Fund from time to time, upon receipt thereof, all amounts received by the Trustee pursuant to any Credit Facility (except to the extent such amounts are deposited in the Credit Facility Purchase Account in the Bond Purchase Fund pursuant to Section IV.4.10 hereof or are deposited in an escrow to effect the defeasance of Bonds pursuant to Article X hereof), all Repayment Installments received by the Trustee from the Borrower for deposit in the Bond Fund, any income received from the investment of moneys on deposit in the Bond Fund and any other Revenues, including insurance proceeds, condemnation awards and other prepayment amounts received under the Agreement from or for the account of the Borrower.

         Within the Bond Fund, the Trustee shall establish and maintain a separate account designated as the "Credit Facility Debt Service Account". Except to the extent payments under any Credit Facility provided with respect to the Bonds are to be deposited in the Credit Facility Purchase Account in the Bond Purchase Fund pursuant to Section IV.4.10 hereof or are to be deposited in an escrow to effect the defeasance of Bonds pursuant to Article X hereof, such payments shall be deposited in the Credit Facility Debt Service Account to pay principal of, premium, if any and interest on the Bonds. Except as otherwise provided in this Section and Sections V.5.7 and VII.7.3 hereof, amounts held in the Credit Facility Debt Service Account shall be used and applied solely to the payment of the principal of, premium, if any, and interest on the Bonds.

         In making payments of principal of, premium, if any, and interest on the Bonds, the Trustee shall (a) first use all amounts held in the Credit Facility Debt Service Account, (b) then use all other Available Amounts held in the Bond Fund, and (c) then use any other Revenues received by the Trustee.

         The stated amount of each Credit Facility shall be unavailable for the payment of principal of and interest on Credit Provider Bonds, it being the intent of the parties hereto that, so long as such Credit Facility is in effect, principal of and interest on Credit Provider Bonds shall be payable solely from the following sources, in the following priority: (1) amounts paid by the Borrower to the Trustee for deposit in the Bond Fund, and (2) any other Revenues available therefor.

         Except to the extent such moneys are required to be held for the payment of principal of, redemption premium, if any, or interest on the Bonds then due and payable or to effect the defeasance of Bonds pursuant to Article X hereof, so long as no Event of Default (or any event which would be an Event of Default hereunder with the passage of time or the giving of notice) exists hereunder, on the fifth day after each Interest Payment Date, the Trustee, unless otherwise instructed by the Borrower, shall return to the Borrower (free and clear of the pledge and lien of this Indenture) any moneys then on deposit in the Bond Fund (except any moneys then on deposit in the Credit Facility Debt Service Account) or shall deposit such funds in the Rebate Fund if so instructed by the Borrower; provided, however, that no payment shall be made to the Borrower if the Borrower has any obligations to a Credit Provider which are then due and payable, as certified by the Credit Provider to the Trustee.

         Section 5.3. Construction Fund. There shall be deposited into the Carbon County, Utah Solid Waste Disposal Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.), 1997 Series A Construction Fund the amounts specified in Section III.3.2 hereof from the proceeds of the Short-Term Taxable Bonds.

         Moneys in the Construction Fund shall be expended in accordance with the applicable provisions of the Agreement to pay Project Costs at any time with respect to which no Event of Default has occurred and is continuing, upon receipt by the Trustee of a written requisition signed by an Authorized Borrower Representative, stating the name and address of the person to whom payment is to be made and the amount to be paid and certifying that (a) none of the payments for which the payment or reimbursement is proposed to be made has formed the basis for any payment or reimbursement theretofore made from the Construction Fund, (b) each item for which payment or reimbursement is proposed to be made is or was necessary in connection with construction of the Project,
(c) all of the proceeds of the Bonds (to and including such disbursement) have been or are being used to provide for Project Costs and (d) such payment or reimbursement is in accordance with all applicable provisions of the Agreement. In making any such payment, the Trustee may conclusively rely upon such written requisition and the Trustee shall be relieved of all liability with respect to making such payment in accordance with such written requisition. The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom.

         In addition to the foregoing, there shall be withdrawn from the Construction Fund (a) any moneys remaining on deposit in the Construction Fund upon the delivery of a Completion Certificate pursuant to Section 3.4 of the Agreement (other than amounts to be retained by the Trustee in the Construction Fund at the direction of the Borrower to pay Project Costs not then due and payable or amounts with respect to which the liability for payment is in dispute), to be deposited into a segregated account of the Bond Fund, (b) any moneys remaining on deposit in the Construction Fund upon the prepayment of all installments payable pursuant to Article VII of the Agreement, to be deposited into the Bond Fund, and (c) not less than 95% of the Spendable Proceeds of the Bonds, as defined herein, for Qualified Project Costs. The term "Spendable Proceeds" means the proceeds from the sale of the Bonds, less amounts used to redeem the Short-Term Taxable Bonds, plus transferred proceeds of the Short-Term Taxable Bonds, plus earnings from investment of the foregoing. There shall also be transferred to the Bond Fund from the Construction Fund any moneys remaining on deposit in the Construction Fund at such time as the principal of all Outstanding Bonds shall have become due and payable in accordance with the provisions of Section 6.2 of the Agreement.

         Section 5.4. Trustee Authorized to Take Actions Under the Agreement. The County hereby authorizes and directs the Trustee, and the Trustee hereby agrees, subject to Section VII.7.2 hereof, to take such actions as the Trustee deems necessary to enforce the Borrower's obligation under the Agreement to make timely payment of principal of and interest on the Bonds to the extent payments under any Credit Facility, Bond proceeds and other moneys in the Bond Fund are not available for such payment in accordance with the provisions of Section V.5.2 hereof.

         Section 5.5. Investment of Moneys. Subject to Section VI.6.6 hereof, any moneys in any of the funds and accounts to be established by the Trustee pursuant to this Indenture (other than the Bond Purchase Fund) shall be invested upon the written direction of the Borrower signed by an Authorized Borrower Representative (such direction to specify the particular investment to be made), by the Trustee, if and to the extent then permitted by law, in Investment Securities. In the absence of such written direction, the Trustee shall invest solely in units of a money-market fund or portfolio restricted to obligations issued by, or guaranteed by the full faith and credit of, the United States of America which is rated by each Rating Agency at least as high as the then current rating of such Rating Agency on the Bonds if such Rating Agency is then rating the Bonds or if the Bonds are not rated, within the top two rating categories of a nationally recognized rating service. Moneys in any fund or account (other than the Bond Purchase Fund) shall be invested in Investment Securities with respect to which payments of principal thereof and interest thereon are scheduled to be paid or are otherwise payable (including Investment Securities payable at the option of the holder) not later than the date on which such moneys will be required by the Trustee. Available Amounts held in the Bond Fund shall be invested only in Government Obligations maturing or subject to payment at par upon demand of the holder thereof within thirty
(30) days after the acquisition of any such investment (or on such earlier date as payment thereunder shall be needed hereunder).

         Notwithstanding the foregoing provisions of this Section V.5.5, any moneys held in the Bond Purchase Fund and any moneys constituting payments under any Credit Facility shall be held uninvested unless such moneys are invested in accordance with Article X hereof to effect the defeasance of Bonds.

         Any interest, profit or loss on any investments of moneys in any fund or account under this Indenture shall be credited or charged to the respective funds from which such investments are made. The Trustee may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide moneys to meet any payment, and the Trustee shall not be liable or responsible for any loss, fee, tax or other charge resulting from any investment, reinvestment or liquidation hereunder. Unless otherwise directed by the Borrower, the Trustee may make any investment permitted under this Section V.5.5 through or with its own commercial banking or investment departments.

         Section 5.6. Assignment to Trustee; Enforcement of Obligations. The County hereby transfers, assigns and sets over to the Trustee all of the Revenues and any and all rights and privileges it has under the Agreement with respect to the Bonds, except (i) the County's rights to receive any notices under this Indenture or the Agreement, (ii) the County's right to receive payments, if any, with respect to fees, expenses and indemnification and certain other purposes under Sections 4.2(d), 4.2(e), 6.3, 8.2 and 8.3 of the Agreement and (iii) the County's rights to give approvals or consents pursuant to the Agreement, but including, without limitation, the right to collect and receive directly all of the Revenues and the right to hold and enforce any security interest, and any Revenues collected or received by the County shall be deemed to be held, and to have been collected or received, by the County as the agent of the Trustee, and shall forthwith be paid by the County to the Trustee. The Trustee also shall be entitled to take all steps, actions and proceedings reasonably necessary in its judgment (1) to enforce the terms, covenants and conditions of, and preserve and protect the priority of its interest in and under, the Agreement, any Credit Facility and any other security agreement with respect to the Project or the Bonds, and (2) to assure compliance with all covenants, agreements and conditions on the part of the County contained in this Indenture with respect to the Revenues.

         Section 5.7. Repayment to Borrower or Credit Provider. When there are no longer any Bonds Outstanding or provision for payment of the Bonds has been made in accordance with Article X hereof, and all fees, charges and expenses of the Trustee, the Registrar, any Tender Agent, any Remarketing Agent and any Paying Agent have been paid or provided for, payment of the full amount owing the United States Government, as determined under Section 5.7 of the Agreement, Section VI.6.6 hereof and the Tax Certificate, all expenses of the County relating to the Project and this Indenture have been paid or provided for, and all other amounts payable hereunder and under the Agreement have been paid, and this Indenture has been discharged and satisfied, the Trustee shall pay to the Borrower any amounts remaining in any fund established and held hereunder; provided, however, that any amounts remaining in the Credit Facility Debt Service Account shall be paid to the Credit Provider when there are no longer any Bonds Outstanding or provision for payment of such Bonds has been made in accordance with Article X hereof, regardless of whether all other amounts payable hereunder or under the Agreement have been paid.

         Section 5.8.     Credit Facilities; Credit Provider Bonds.

                 (a) There shall be no initial Credit Facility for the Bonds. The Trustee acknowledges the right of the Borrower at any time to provide a substitute Credit Facility with respect to the Bonds or, with the consent of the County, to require the Trustee to surrender a Credit Facility upon a Permitted Termination of such Credit Facility and have no Credit Facility in effect with respect to the Bonds; provided, however, that no substitution of a Credit Facility may be made with respect to any Bond during any Rate Period unless the Bonds would then be permitted to be redeemed at the option of the Borrower pursuant to Section IV.4.1.(a)..(2) hereof. If there shall have been delivered to the County and the Trustee (i) a substitute Credit Facility and (ii) the opinions and documents required by Section 4.6(e) of the Agreement, then the Trustee shall accept such Credit Facility and, if so directed by the Borrower, upon the effective date of such substitute Credit Facility promptly surrender the Credit Facility theretofore in effect in accordance with the respective terms thereof for cancellation. In the event that the Borrower elects to provide a substitute Credit Facility or elects to terminate a Credit Facility, the Bonds shall be subject to mandatory tender as provided in Section IV.4.7.(a)..(2) hereof. If at any time there shall cease to be any Bonds Outstanding hereunder which are secured by a Credit Facility, or a Credit Facility shall be terminated pursuant to its terms, the Trustee shall promptly surrender such Credit Facility in accordance with its terms for cancellation. The Trustee shall comply with the procedures set forth in each Credit Facility relating to the termination thereof.

                 (b) The Trustee acknowledges the right of the Borrower, in the event that no Credit Facility is in effect with respect to the Bonds, to provide a Credit Facility with respect to such Bonds at any time upon the terms and conditions specified in Section 4.6(d) of the Agreement; provided, however, that no such provision of a Credit Facility may be made with respect to any Bond during any Rate Period unless the Bonds would then be permitted to be redeemed at the option of the Borrower pursuant to Section IV.4.1.(a)..(2) hereof.

                 (c) In the event that a Credit Facility is in effect with respect to the Bonds, the Trustee shall make a demand for payment under such Credit Facility subject to and in accordance with its terms, in order to receive payment thereunder not later than the time payment is due on the Bonds on the following dates in the following amounts:

                          (i) On each Interest Payment Date, in an amount which will be sufficient to pay all interest due and payable on the Outstanding Bonds on such Interest Payment Date;

                          (ii) On any date fixed for payment (whether by acceleration or otherwise), defeasance or redemption of the Bonds in an amount which, together with amounts demanded for paymentn pursuant to paragraph (i) above, will be sufficient to pay the amount due on such Bonds, including accrued interest and premium, if any (if a demand for payment is permitted for premium under the terms of such Credit Facility); and

                          (iii)   On each Purchase Date, in an amount
                 sufficient to pay the purchase price of any Bonds tendered or deemed tendered pursuant to this Indenture and which have not been remarketed in accordance with Section IV.4.12 hereof.

         Each such demand for payment shall be made not later than the time required by the Credit Facility in order to receive payment thereunder not later than the time payment is required to be made to the holders of the Bonds pursuant to this Indenture. The Trustee shall give notice of each such demand for payment to the Borrower at the time of each such demand. The proceeds of each such demand shall be deposited in the Credit Facility Debt Service Account in the Bond Fund or the Credit Facility Purchase Account in the Bond Purchase Fund, as appropriate, and used in the order of priority established by Section
         V.5.2 hereof or Section IV.4.14 hereof, as applicable. At the time of making any demand under a Credit Facility pursuant to Section V.5.8.(c)(iii) hereof, the Trustee shall direct the Credit Provider to pay the proceeds of such demand directly to the Tender Agent for deposit in the Credit Facility Purchase Account in the Bond Purchase Fund. The Trustee shall comply with all provisions of each Credit Facility in order to realize upon any demand for payment thereunder, and will not demand payment under any Credit Facility any amounts for payment of: (i) Credit Provider Bonds; or (ii) Bonds held by the County or the Borrower or actually known by the Trustee to be held by any affiliate of the Borrower or any nominee of the County unless such Credit Facility specifically permits such demand.

                 (d) Any Bonds purchased with payments made under a Credit Facility pursuant to Section V.5.8.(c)(iii) hereof shall be registered in the name of, or as otherwise directed by, the Credit Provider and delivered to or upon the order of, or as otherwise directed by, such Credit Provider; provided, that if such Bonds are Book-Entry Bonds, the Trustee shall immediately upon making any demand for payment on a Credit Facility pursuant to Section V.5.8.(c)(iii) hereof notify the Tender Agent. Upon receipt of such notice, the Tender Agent shall direct DTC to cause any Bonds purchased with the proceeds of such demand to be transferred to such account at DTC, as directed by the Credit Provider, and such Bonds shall be held in the name of or for the account of the Credit Provider or as may be directed by such Credit Provider.

                 (e) Credit Provider Bonds shall be remarketed by the Remarketing Agent prior to any other Bonds tendered for purchase hereunder, and shall be remarketed in accordance with the terms of the Remarketing Agreement. Upon (i) receipt by the Trustee and the Tender Agent of written notification from the Credit Provider that its Credit Facility (if any is then in effect) has been fully reinstated with respect to principal and interest and (ii) release by the Credit Provider of any Credit Provider Bonds which the Remarketing Agent has remarketed, such Bonds shall be made available to the purchasers thereof and shall no longer constitute Credit Provider Bonds for purposes of this Indenture. The proceeds of any remarketing of Credit Provider Bonds shall be paid to the Credit Provider on such remarketing date in immediately available funds.

                 (f) Each of the Trustee and the Tender Agent agrees that it will, immediately upon receipt, send to the Credit Provider (by telephonic or Electronic notice) a copy of every notice received by it hereunder relating to any Credit Provider Bonds.

                 (g) Notwithstanding anything to the contrary herein or in the Bonds, all obligations of the Borrower under or in connection with any Credit Agreement (including, without limitation, reimbursement obligations of the Borrower to any participating Credit Providers with respect to a Credit Facility) shall be governed by the terms of such Credit Agreement.

                 (h) The Trustee shall provide to each Rating Agency then rating the Bonds written notice of the extension of any Credit Facility in effect with respect to the Bonds.

                                  ARTICLE VI

                           COVENANTS OF THE COUNTY

         Section 6.1. Payment of Principal and Interest. The County shall punctually pay, but only out of Revenues as herein provided, the principal and the interest (and premium, if any) to become due in respect of every Bond issued hereunder at the times and places and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. All such payments shall be made by the Trustee as provided in Section II.2.1.(b). When and as paid in full, all Bonds, if any, shall be delivered to the Trustee and shall forthwith be cancelled by the Trustee, who shall deliver a certificate evidencing such cancellation to the County and the Borrower. The Trustee may retain or destroy such cancelled Bonds.

         Section 6.2. Extension or Funding of Claims for Interest. In order to prevent any accumulation of claims for interest after maturity, the County shall not, directly or indirectly, extend or assent to the extension of the time for the payment of any claim for interest on any of the Bonds, and shall not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding such claims or in any other manner. In case any such claim for interest shall be extended or funded, whether or not with the consent of the County, such claim for interest so extended or funded shall not be entitled, in case of default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest which shall not have been so extended or funded.

         Section 6.3. Paying Agents. The County, with the written approval of the Trustee and the Borrower, may appoint and at all times have one or more Paying Agents (which shall meet the qualifications of the Trustee set forth in Section VIII.8.7 hereof) in such place or places as the Borrower may designate, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. All provisions of Article VIII hereof which apply to the Trustee shall also apply to any Paying Agent appointed hereunder. It shall be the duty of the Trustee to make such arrangements with any such Paying Agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of and interest and premium, if any, on the Bonds presented at either place of payment. The Paying Agent initially appointed hereunder is the Trustee.

         Section 6.4. Preservation of Revenues. The County shall not waive any provision of the Agreement or take any action to interfere with or impair the pledge and assignment hereunder of Revenues and the assignment to the Trustee of rights under the Agreement, or the Trustee's enforcement of any rights thereunder, without the prior written consent of the Trustee. The Trustee may give such written consent, and may itself take any such action, or consent to any Amendment, only in accordance with the provisions of Article IX hereof.

         Section 6.5. Compliance with Indenture. The County shall not issue, or permit to be issued, any Bonds secured or payable in any manner out of Revenues in any manner other than in accordance with the provisions of this Indenture, and shall not suffer or permit any default to occur under this Indenture, but shall faithfully observe and perform all the covenants, conditions and requirements hereof.

         Section 6.6.     Arbitrage Covenants; Rebate Fund.

                 (a) The County covenants with all persons who hold or at any time held Bonds that the County will not directly or indirectly use the proceeds of any of the Bonds or any other funds of the County or permit the use of the proceeds of any of the Bonds or any other funds of the County or take or omit to take any other action which will cause any of the Bonds to be "arbitrage bonds" or otherwise subject to federal income taxation by reason of Sections 103 and 141 through 150 of the Code and any applicable regulations promulgated thereunder. To that end the County covenants to comply with all covenants set forth in the Tax Certificate, which is hereby incorporated herein by reference as though fully set forth herein.

                 (b) The Trustee shall establish and maintain a fund separate from any other fund established and maintained hereunder designated the "Carbon County, Utah Solid Waste Disposal Refunding Revenue Bonds (Laidlaw Environmental Services, Inc.) 1997 Series A Rebate Fund" (herein called the "Rebate Fund"). Within the Rebate Fund, the Trustee shall maintain such accounts as shall be directed by the Borrower as necessary in order for the County and the Borrower to comply with the terms and requirements of the Tax Certificate.
         Subject to the transfer provisions provided in paragraph (c) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust, to the extent required to satisfy the Rebate Requirement (as defined in the Tax Certificate), for payment to the United States Government, and neither the Borrower, the Guarantor, the County nor the Bondholders shall have any rights in or claim to such moneys. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section VI.6.6, by Section 5.7 of the Agreement and by the Tax Certificate. The Trustee shall conclusively be deemed to have complied with such provisions if it follows the directions of the Borrower, including supplying all necessary information requested by the Borrower, the Guarantor and the County in the manner set forth in the Tax Certificate, and shall not be required to take any actions thereunder in the absence of written directions from the Borrower.

                 (c) Upon receipt of the Borrower's written instructions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States Government, as so directed. In addition, if the Borrower so directs, the Trustee will deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds as directed by the Borrower's written directions. Any funds remaining in the Rebate Fund after redemption and payment of all of the

         Bonds and payment and satisfaction of any Rebate Requirement shall be withdrawn and remitted to the Borrower upon its written request.

                 (d) Notwithstanding any provision of this Indenture, including in particular Article X hereof, the obligation of the Borrower to pay the Rebate Requirement to the United States Government and to comply with all other requirements of this Section VI.6.6,
         Section 5.7 of the Agreement and the Tax Certificate shall survive the defeasance or payment in full of the Bonds.

         Section 6.7. Other Liens. So long as any Bonds are Outstanding, the County shall not create or suffer to be created any pledge, lien or charge of any type whatsoever upon all or any part of the Revenues, other than the lien of this Indenture.

         Section 6.8. Further Assurances. Whenever and so often as requested so to do by the Trustee, the County shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully vest in the Trustee and the Bondholders all of the rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon them by this Indenture and to perfect and maintain as perfected such rights, interests, powers, benefits, privileges and advantages.




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




                                 ARTICLE VII

                                   DEFAULT

         Section 7.1. Events of Default; Acceleration; Waiver of Default. Each of the following events shall constitute an "Event of Default" hereunder:

                 (a) Failure to make payment of any installment of interest upon any Bond after such payment shall have become due and payable;

                 (b) Failure to make due and punctual payment of the principal of or premium, if any, on any Bond after such payment shall have become due and payable, whether at the stated maturity thereof, or upon proceedings for redemption thereof or upon the maturity thereof by declaration;

                 (c) Failure to make payment of the purchase price of any Bond after such payment is required to be made pursuant to Section
         IV.4.6 or IV.4.7 hereof;

                 (d) The occurrence of an "Event of Default" under the Agreement, as specified in Section 6.1 thereof, with respect to the Bonds;

                 (e) Default by the County in the performance or observance of any other of the covenants, agreements or conditions on its part contained in this Indenture or in the Bonds, and the continuance of such default for a period of thirty (30) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the County, the Borrower, the Guarantor and the Credit Provider, if any, by the Trustee, or to the County, the Borrower, the Guarantor, the Credit Provider and the Trustee by the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds at the time Outstanding;

                 (f) Receipt by the Trustee from the Credit Provider, if any, of a notice as specified in the Credit Facility to the effect that such Credit Provider has not been reimbursed for a payment under the Credit Facility and stating that the amount available to be drawn or otherwise to be provided thereunder to pay interest on the Bonds has not been reinstated;

                 (g) Receipt by the Trustee from the Credit Provider, if any, of a written notice to the effect that an event of default has occurred under the Credit Agreement and directing the Trustee to declare an Event of Default hereunder;

                 (h) The occurrence of an "Event of Default" under the Guaranty; or




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                 (i)      The occurrence of an Act of Bankruptcy of the
Guarantor.

                 No default specified in (e) above shall constitute an Event of Default unless the County, the Borrower, the Guarantor or the Credit Provider, if any, shall have failed to correct such default within the applicable 30-day period; provided, however, that if the default shall be such that it can be corrected, but cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the County, the Borrower, the Guarantor or the Credit Provider within the applicable period and diligently pursued until the default is corrected. With regard to any alleged default concerning which notice is given to the Borrower, the Guarantor or the Credit Provider under the provisions of this Section, the County hereby grants the Borrower, the Guarantor and the Credit Provider, if any, full authority for the account of the County to perform any covenant or obligation the non-performance of which is alleged in said notice to constitute a default in the name and stead of the County with full power to do any and all things and acts to the same extent that the County could do and perform any such things and acts and with power of substitution. Notwithstanding such grant, neither the Borrower, the Guarantor nor any Credit Provider shall have any obligation to cure any default of the County.

                 Upon the occurrence and continuation of an Event of Default under Section VII.7.1.(f), Section VII.7.1.(g), Section VII.7.1.(h) or
         Section VII.7.1.(i) hereof, the Trustee shall, and upon the occurrence and continuation of an Event of Default under Section VII.7.1.(a), VII.7.1.(b), VII.7.1.(c), VII.7.1.(d) or VII.7.1.(e) hereof, the
         Trustee may, and upon the written request of the holders of not less than twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding with the consent of the Credit Provider, if any, or upon the written request of the Credit Provider, if any, shall, by notice in writing delivered to the Borrower, the Guarantor and the Credit Provider, if any, with copies of such notice being sent to the County, declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Interest on the Bonds shall cease to accrue from and after the date of declaration of any such acceleration. Notwithstanding the foregoing, the Trustee shall not be required to take any action upon the occurrence and continuation of an Event of Default under Section VII.7.1.(d), VII.7.1.(e), VII.7.1.(h) or VII.7.1.(i) above until a Responsible Officer of the Trustee has actual knowledge of such Event of Default. After any declaration of acceleration under this Section VII.7.1 the Trustee shall immediately take such actions as are necessary to realize moneys under the Guaranty or the Credit Facility, if any, and shall declare all indebtedness payable under Section 4.2(a) of the Agreement with respect to the Bonds to be immediately due and payable in accordance with Section 7.3 of the Agreement and may exercise and enforce such rights as exist under the Agreement and the Guaranty.




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                 The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum which, together with any other amounts then held in the Bond Fund, is sufficient to pay all the principal of such Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, and the reasonable expenses (including reasonable attorneys' fees) of the Trustee, and any and all other defaults actually known to the Trustee (other than in the payment of principal of and interest on such Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee in its sole discretion or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of at least a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the County and to the Trustee accompanied by the written consent of the Credit Provider, if any, and written notice from the Credit Provider, if any, that the Credit Facility has been reinstated in full, may, on behalf of the holders of all Bonds, rescind and annul such declaration with respect to the Bonds and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

         Section 7.2. Institution of Legal Proceedings by Trustee. In addition, if one or more of the Events of Default hereunder shall happen and be continuing, the Trustee in its sole discretion may, and upon the written request of the Credit Provider, if any, or the holders of a majority in aggregate principal amount of the Bonds then Outstanding with the consent of the Credit Provider, if any, and upon being indemnified to its satisfaction in its sole discretion therefor (including with respect to any expenses or liability the Trustee may incur) shall, proceed to protect or enforce its rights or the rights of the holders of Bonds under the Act or under this Indenture, by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder. If the Trustee reasonably determines that it may not receive payment for its extraordinary services and expenses relating to the enforcement of its rights or the rights of the holders of the Bonds under the Act or under this Indenture, the Trustee shall have no duty to act if it gives written notice of such decision to the Bondholders and the Bondholders subsequently fail to provide the Trustee with reasonable indemnification.

         Section 7.3. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee and moneys in the Bond Fund on or after the occurrence of an Event of Default shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of distribution of such moneys on account of principal (or premium, if




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




any) or interest, upon presentation of the Bonds, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                 First: To the payment of costs and expenses of collection, just and reasonable compensation to the Trustee for its own services and for the services of counsel, agents and employees by it properly engaged and employed, and for advances made pursuant to the provisions of this Indenture with interest on all such advances at the rate of nine percent (9%) per annum; provided, that any payments under a Credit Facility shall not be so applied.

                 Second: In case the principal of none of the Outstanding Bonds shall have become due and remains unpaid, to the payment of interest in default on the Outstanding Bonds in the order of the maturity thereof, such payments to be made ratably and proportionately to the persons entitled thereto without discrimination or preference, except as specified in Section VI.6.2; provided, however, that no payment of interest shall be made with respect to any Bonds held by the County, the Borrower, the Guarantor or any Credit Provider or actually known by the Trustee to be held by any affiliate of the Borrower, the Guarantor or any nominee of the County, the Borrower, the Guarantor, any affiliate of the Borrower or any Credit Provider, until interest due on all Bonds not so registered shall have been paid, and no interest on any such Bonds shall be paid from amounts paid under the Credit Facility, if any.

                 Third: In case the principal of any of the Outstanding Bonds shall have become due by declaration or otherwise and remains unpaid, first to the payment of principal of all Outstanding Bonds then due and unpaid, then to the payment of interest in default in the order of maturity thereof, and then to the payment of the premium thereon, if any; in every instance such payment to be made ratably to the persons entitled thereto without discrimination or preference, except as specified in Section VI.6.2; provided, however, that no payment of principal or premium or interest shall be made with respect to any Bonds held by the County, the Borrower, the Guarantor or any Credit Provider or known by the Trustee to be held by any affiliate of the Borrower or any nominee of the County, the Borrower, the Guarantor, any affiliate of the Borrower, the Guarantor or any Credit Provider, until all amounts due on all Bonds not so held have been paid, and no principal of or premium or interest on any such Bonds shall be paid from amounts paid under the Credit Facility, if any.

                 Fourth: To the Credit Provider, if any, as reimbursement for amounts paid under its Credit Facility and other amounts due under the applicable Credit Agreement, as certified by the Credit Provider to the Trustee.

         Section 7.4. Effect of Delay or Omission to Pursue Remedy. No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power arising




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from any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every power and remedy given by this Article VII to the Trustee or to the holders of Bonds may be exercised from time to time and as often as shall be deemed expedient. In case the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the County, the Trustee, the Credit Provider, if any, and the holders of the Bonds, severally and respectively, shall be restored to their former positions and rights hereunder in respect to the trust estate; and all remedies, rights and powers of the County, the Trustee, the Credit Provider and the holders of the Bonds shall continue as though no such proceedings had been taken.

         Section 7.5. Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to any holder of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         Section 7.6. Covenant to Pay Bonds in Event of Default. The County covenants that, upon the happening of any Event of Default, the County will pay to the Trustee upon demand, but only out of Revenues, for the benefit of the holders of such Bonds, the whole amount then due and payable thereon (by declaration or otherwise) for interest or for principal and premium, or both, as the case may be, and all other sums which may be due hereunder or secured hereby, including reasonable compensation to the Trustee, its agents and counsel, and any expenses or liabilities incurred by the Trustee hereunder. In case the County shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to institute proceedings at law or in equity in any court of competent jurisdiction to recover judgment for the whole amount due and unpaid, together with costs and reasonable attorneys' fees and expenses, subject, however, to the condition that such judgment, if any, shall be limited to, and payable solely out of, Revenues as herein provided and not otherwise. The Trustee shall be entitled to recover such judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture. If the Event of Default involves the bankruptcy of the Borrower (or the Guarantor, if applicable), amounts payable to or for the benefit of the Bondholders pursuant to the bankruptcy plan shall be paid to the Trustee for application as provided in
Section 7.3 of the Indenture; and if payments are made directly to the Bondholders by the bankruptcy trustee, those Bondholders shall be liable to the Trustee for applying the funds in the manner provided in Section VII.7.3 hereof, including, but not limited to, the payment of the Trustee's extraordinary fees and expenses.




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         Section 7.7.     Trustee Appointed Agent for Bondholders.  The Trustee
is hereby appointed the agent and attorney of the holders of all Bonds Outstanding hereunder for the purpose of filing any claims relating to the Bonds.

         Section 7.8. Power of Trustee to Control Proceedings. In the event that the Trustee, upon the happening of an Event of Default, shall have taken any action, by judicial proceedings or otherwise, pursuant to its duties hereunder, whether upon its own discretion or upon the request of holders of the Bonds, it shall have full power, in the exercise of its discretion for the best interests of the holders of the Bonds, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not, unless there no longer continues an Event of Default hereunder, discontinue, withdraw, compromise or settle, or otherwise dispose of any litigation pending at law or in equity, if at the time there has been filed with it a written request signed by the Credit Provider or the holders of at least a majority in principal amount of the Bonds Outstanding hereunder opposing such discontinuance, withdrawal, compromise, settlement or other disposal of such litigation.

         All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name as Trustee of an express trust for the equal and ratable benefit of the Bondholders, subject to the provisions of this Indenture.

         Section 7.9. Limitation on Bondholders' Right to Sue. No holder of any Bond issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon this Indenture, unless (a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default hereunder; (b) the holders of at least a majority in aggregate principal amount of all the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) said holders shall have tendered to the Trustee indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees) and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of thirty (30) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

         Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any holder of Bonds of any remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever by his or her or their action to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity to enforce any provision of this Indenture shall be




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instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the Outstanding Bonds, subject to the provisions of this Indenture.

         The right of any holder of any Bond to receive payment of the principal of (and premium, if any) and interest on such Bond out of Revenues, as herein and therein provided, on and after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, notwithstanding the foregoing provisions of this Section or Section VII.7.8 or any other provision of this Indenture.

         Section 7.10. Limitation of Liability to Revenues. Notwithstanding anything in this Indenture contained, the County shall not be required to advance any moneys derived from the proceeds of taxes collected by the County or by any governmental body or political subdivision of the State or from any source of income of any governmental body or political subdivision of the State or the County other than the Revenues, for any of the purposes in this Indenture mentioned, whether for the payment of the principal of or interest on the Bonds or for any other purpose of this Indenture. The Bonds are not general obligations of the County, and are payable from and secured by the Revenues only.




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                                 ARTICLE VIII

                 THE TRUSTEE, THE REGISTRAR, THE TENDER AGENT
                          AND THE REMARKETING AGENT

         Section
8.1. Duties, Immunities and Liabilities of Trustee and Registrar. The Trustee and the Registrar shall, prior to an Event of Default hereunder, and after the curing of all Events of Default hereunder which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall, during the existence of any Event of Default hereunder (which has not been cured), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as prudent persons would exercise or use under the circumstances in the conduct of their own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee or the Registrar from liability for its own negligent action or its own negligent failure to act or its own willful misconduct, except that:

                 (a) Prior to the occurrence of any Event of Default hereunder and after the curing of all Events of Default which may have occurred, the duties and obligations of the Trustee and the Registrar, as the case may be, shall be determined solely by the express provisions of this Indenture; the Trustee or the Registrar, as the case may be, shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; and no covenants or obligations shall be implied into this Indenture which are adverse to the Trustee or the Registrar, as the case may be; and

                 (b) At all times, regardless of whether or not any Event of Default shall exist,

                          (1) the Trustee and the Registrar shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee or the Registrar unless it shall be proved that the Trustee or the Registrar, as the case may be, was negligent in ascertaining the pertinent facts; and

                          (2) neither the Trustee nor the Registrar shall be personally liable with respect to any action taken, permitted or omitted by it in good faith in accordance with the direction of the holders of not less than a majority, or such other percentage as may be required hereunder, in aggregate principal amount of the Bonds Outstanding relating to the time, method and place of conducting any proceeding for any remedy available




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                 to the Trustee or the Registrar, or exercising any trust or power conferred upon the Trustee or the Registrar under this Indenture; and

                          (3) in the absence of bad faith on the part of the Trustee or the Registrar, as the case may be, the Trustee and the Registrar may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee or the Registrar, as the case may be, conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or the Registrar, as the case may be, the Trustee or the Registrar, as the case may be, shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture.

                 (c) The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents or receivers, and shall be entitled to advice of counsel concerning all matters of trust and concerning its duties hereunder and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney or agent appointed with due care by it hereunder.

                 None of the provisions contained in this Indenture shall require the Trustee or the Registrar to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The permissive right of the Trustee to perform acts enumerated in this Indenture or the Agreement shall not be construed as a duty or obligation hereunder.

         Section 8.2. Right of Trustee and Registrar to Rely upon Documents, Etc. Except as otherwise provided in Section VIII.8.1:

                 (a) The Trustee and the Registrar may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Bond, direction, demand, election or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) Any notice, request, direction, election, order or demand of the County mentioned herein shall be deemed to be sufficiently evidenced by an instrument signed in the name of the County by an Authorized County Representative, and any resolution of the County shall be evidenced to the Trustee or the Registrar by a Certified Resolution;

                 (c) Each of the Trustee and the Registrar may consult with counsel of its selection (who may include its own counsel or counsel for the County or Bond Counsel) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

                 (d) Whenever in the administration of the trusts of this Indenture the Trustee or the Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee or the Registrar, as the case may be, be deemed to be conclusively proved and established by a Certificate of the County; and such Certificate of the County shall, in the absence of negligence or bad faith on the part of the Trustee or the Registrar, as the case may be, be full warrant to the Trustee or the Registrar, as the case may be, for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

         Section 8.3. Trustee and Registrar Not Responsible for Recitals. The recitals contained herein and in the Bonds shall be taken as the statements of the County, and the Trustee and the Registrar assume no responsibility for the correctness of the same except (with respect to the Registrar) for the Certificate of Authentication thereon. The Trustee and the Registrar make no representations as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee and the Registrar shall not be accountable for the use or application by the County of any of the Bonds authenticated or delivered hereunder or of the proceeds of such Bonds except to the extent specifically provided in this Indenture.

         Section 8.4. Right of Trustee and Registrar to Acquire Bonds. The Trustee, the Registrar and their officers and directors may acquire and hold, or become the pledgee of, Bonds and otherwise deal with the County in the manner and to the same extent and with like effect as though it were not Trustee or Registrar, as the case may be, hereunder.

         Section 8.5. Moneys Received by Trustee and Registrar to Be Held in Trust. Subject to the provisions of Section X.10.3, all moneys received by the Trustee and the Registrar shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or as otherwise provided herein. Except to the extent provided otherwise herein, any interest allowed on any such moneys shall be deposited in the fund to which such moneys are credited. Available Amounts and amounts being aged to become Available Amounts, amounts received under any Credit Facility and proceeds of any remarketing of Bonds shall not be commingled with any other funds held by the Trustee hereunder.




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         Section 8.6.     Compensation and Indemnification of Trustee and
Registrar. The Trustee and the Registrar shall be entitled to reasonable compensation for all services rendered by them in the execution of the trusts created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Registrar, as the case may be, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Agreement will require the Borrower to pay or reimburse the Trustee or the Registrar, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Registrar, as the case may be, in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property, other than cash, shall at any time be held by the Trustee or the Registrar, as the case may be, subject to this Indenture, or any supplemental indenture, as security for the Bonds, the Trustee or the Registrar, as the case may be, if and to the extent authorized by a receivership, bankruptcy or other court of competent jurisdiction or by the instrument subjecting such property to the provisions of this Indenture as such security for the Bonds, shall be entitled (but not required) to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Agreement will also require the Borrower to provide certain indemnification to the Trustee and the Registrar. Notwithstanding the foregoing, prior to seeking indemnity the Trustee shall make timely payments of principal of and interest on the Bonds with moneys on deposit in the Bond Fund as provided herein, and shall accelerate the payment of principal on the Bonds and demand payment under each Credit Facility when required by this Indenture without seeking indemnification from the Borrower or any Bondholder. Upon the occurrence and continuance of an Event of Default hereunder, and subject to
Section VII.7.3 hereof, the Trustee shall have a lien prior to the Bonds as to all property and funds held by it (other than the Rebate Fund) for any amount owing to it or any predecessor Trustee pursuant to this Section VIII.8.6 or the Agreement and the rights of the Trustee to compensation for its services and to payment or reimbursement for its costs, expenses, or advances shall have priority over the Bonds in respect of all property or funds held or collected by the Trustee as such and other funds held in trust by the Trustee for the benefit of the holders of particular Bonds; provided, however, that neither the Trustee nor any predecessor Trustee shall have any lien or claim against moneys paid under any Credit Facility for payment of any such compensation, reimbursement or other amounts.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.1(c) of the Agreement and
Section VII.7.1 hereof, such expenses (including the reasonable charges and expenses of its counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The Trustee shall be entitled to all reasonable fees and expenses incurred in enforcing the Bondholders' rights in any bankruptcy action, and the intention that the fees and expenses incurred by the Trustee in enforcing the rights of the Bondholders be treated as expenses of




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administration under any applicable federal or state bankruptcy, insolvency or other similar law shall not be deemed to limit the amount payable to the Trustee. The provisions of this Section VIII.8.6 shall survive the termination of this Indenture and the resignation or removal of the Trustee or the Registrar.

         Section 8.7. Qualifications of Trustee and Registrar. There shall at all times be a trustee and a registrar hereunder which shall be corporations or banking associations organized and doing business under the laws of the United States or of a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by federal or state authority; provided, however, that no Credit Provider shall be eligible to serve as Trustee or Registrar so long as it is the provider of a Credit Facility hereunder. If such corporations or banking associations publish reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such corporations or banking associations shall be deemed to be their combined capital and surplus as set forth in their most recent reports of conditions so published. In case at any time the Trustee or the Registrar shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Registrar, as the case may be, shall resign immediately in the manner and with the effect specified in Section VIII.8.8.

         Section 8.8. Resignation and Removal of Trustee or Registrar and Appointment of Successor Trustee or Registrar.

                 (a) The Trustee or the Registrar may at any time resign by giving written notice to the County, the Borrower and the Credit Provider, if any, and by giving to the Bondholders notice either by publication of such resignation, which notice shall be published at least once in a Qualified Newspaper, or by giving Notice by Mail to such Bondholders. The Trustee shall also mail a copy of any such notice of resignation to the Rating Agencies. Upon receiving such notice of resignation, the County, with the advice and consent of the Borrower and the consent of the Credit Provider (whose consent shall not be unreasonably withheld), shall promptly appoint a successor trustee or registrar, as the case may be, by an instrument in writing. If no successor trustee or registrar, as the case may be, shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation by the Trustee or the Registrar, as the case may be, the resigning trustee or registrar, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or registrar, as the case may be, or any Bondholder who has been a bona fide holder of a Bond for at least six (6) months may, on behalf of himself and others similarly situated, petition any such court for the appointment of a successor trustee or registrar, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor trustee or registrar, as the case may be.




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                 (b)      In case at any time either of the following shall
occur:

                          (1) the Trustee or the Registrar shall cease to be eligible in accordance with the provisions of Section
                 VIII.8.7 and shall fail to resign after written request therefor by the County or by any Bondholder who has been a bona fide holder of a Bond for at least six (6) months.

                          (2) the Trustee or the Registrar shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or Registrar or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Registrar or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the County may remove the Trustee or the Registrar, as the case may be, and, with the advice and consent of the Borrower and the consent of the Credit Provider (whose consent shall not be unreasonably withheld), appoint a successor trustee or registrar, as the case may be, by an instrument in writing, or any such Bondholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Registrar, as the case may be, and the appointment of a successor trustee or registrar, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, remove the Trustee or the Registrar, as the case may be, and appoint a successor trustee or registrar, as the case may be. Upon any removal of the Trustee, any outstanding fees and expenses of such former Trustee shall be paid in accordance with
         Section VIII.8.6 hereof.

                 (c) The County, in the absence of an Event of Default, or the holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee or the Registrar, as the case may be, and appoint a successor trustee or registrar, as the case may be, by an instrument or concurrent instruments in writing signed by the County or such Bondholders, as the case may be.

                 (d) Any resignation or removal of the Trustee or the Registrar, as the case may be, and appointment of a successor trustee or registrar, as the case may be, pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee or registrar, as the case may be, as provided in Section VIII.8.9, and upon transfer of the Credit Facility, if any, then in effect to the successor Trustee.

         Section 8.9. Acceptance of Trust by Successor Trustee. Any successor trustee appointed as provided in Section VIII.8.8 shall execute, acknowledge and deliver to the County, the Borrower, the Guarantor, the Credit Provider, if any, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the Written Request of the County or the request of the successor trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the trustee so ceasing to act. Upon request of any such successor trustee, the County shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and duties. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure the amounts due it as compensation, reimbursement, expenses and indemnity afforded to it by Section VIII.8.6.

         No successor trustee shall accept appointment as provided in this
Section VIII.8.9 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section VIII.8.7.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the County or such successor trustee shall give the Bondholders, the Credit Provider, if any, and each Rating Agency notice of the succession of such trustee to the trusts hereunder in the manner prescribed in Section
VIII.8.8 for the giving of notice of resignation of the Trustee.

         Section 8.10. Merger or Consolidation of Trustee or Registrar. Any corporation or banking association into which the Trustee may be merged or with which it may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which the Trustee or the Registrar shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Registrar, shall be the successor of the Trustee or the Registrar hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such successor trustee or registrar shall be eligible under the provisions of Section VIII.8.7.

         Section 8.11. Accounting Records and Reports; Financing Statements. The Trustee and the Registrar shall keep proper books of record and account in accordance with trust accounting standards in which complete and correct entries shall be made of all transactions relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds received by the Trustee or the Registrar. Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) its value at maturity or its sale price, as the case may be, (c) the amounts and dates of any payments to be made with respect thereto and (d) such documentation and evidence as is required to be obtained by the Borrower to establish that the requirements of Article V of the Tax Certificate have been met. Such records shall be open to inspection by the County, the Borrower and the Credit Provider, if any, and by any Bondholder at any reasonable time during regular business hours on reasonable notice. The Trustee shall furnish to the County and the Borrower monthly statements of all investments made by the Trustee and all funds and accounts held by the Trustee.

         The Trustee shall furnish to any Bondholder who may make written request therefor a copy of the most recent audited financial statements of the Borrower that are in the possession of the Trustee. The Trustee shall have no responsibility or liability with respect to the Borrower's failure to provide such statements, and the Trustee shall not be required to compel the Borrower to provide any such statements.

         The Trustee shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements under this Indenture.

         Section 8.12. Registrar. The County, at the request and direction of the Borrower, shall appoint a registrar for the Bonds. The Registrar shall be a bank, trust company or national banking association which meets the qualifications of Section VIII.8.7 hereof, willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it hereby. The Registrar shall signify its acceptance of the duties and obligations imposed upon it hereby by executing and delivering to the County and the Trustee a written acceptance thereof. The Registrar initially appointed hereunder is the Trustee.

         Section 8.13. Tax Certificate. The Trustee covenants and agrees that it will comply with all written instructions of the Borrower given in accordance with the Tax Certificate and will take any and all action as may be necessary in accordance with such written instructions. The Trustee acknowledges receipt of the Tax Certificate and acknowledges that the provisions of the Tax Certificate are incorporated herein by reference as provided in Section VI.6.6 hereof. The Trustee shall not be accountable for the use by the Borrower of the proceeds of the Bonds.

         Section 8.14. Appointment of Co-Trustee. In the event the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional institution as a separate trustee or co-trustee. In the absence of an Event of Default under this Indenture, the appointment of any such separate trustee or co-trustee shall be subject to the approval of the County and the Borrower. The following provisions of this Section are adapted to these ends.




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





                 (a) In the event that the Trustee appoints an additional institution as a separate trustee or co- trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, interest or lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate trustee or co-trustee but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them. Such co-trustee may be removed by the Trustee at any time, with or without cause.

                 (b) Should any instrument in writing from the County be required by the separate trustee or co- trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the County. In case any separate trustee or co-trustee, or a successor to either, shall become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

         Section 8.15.    Appointment, Duties and Qualifications of Tender
Agent.

                 (a) In order to carry out the duties and obligations of the Tender Agent contained herein, the County, with the advice and consent of the Borrower, shall appoint a Tender Agent in order to carry out such duties and obligations. The Tender Agent shall designate to the Trustee its Principal Office to signify in writing its acceptance of the duties and obligations imposed upon it under this Indenture. The Tender Agent shall keep such books and records with respect to its activities as Tender Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by each of the County, the Trustee and the Borrower at all reasonable times.

                 (b) Each Tender Agent shall be a banking corporation or banking association organized and doing business under the laws of the United States or of a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by federal or state authority. If such banking corporation or banking association publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such banking corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (c) The Tender Agent may resign by notifying the County, the Trustee, the Credit Provider, if any, the Remarketing Agent and the Bondholders at least thirty (30) days before the effective date of such resignation. The County, with the advice and consent of the Borrower, may remove the Tender Agent and appoint a successor by notifying the Tender Agent, the Remarketing Agent, the Credit Provider, if any, and the Trustee. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the County, the Trustee and the predecessor Tender Agent. In the event of the resignation or removal of the Tender Agent, such Tender Agent shall pay over, assign and deliver any moneys held by it as Tender Agent to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of Tender Agent, the Trustee shall act as such Tender Agent to the extent it has operational capacity to perform such tasks.

         Section 8.16. Appointment, Duties and Qualifications of Remarketing Agent.

                 (a) In order to carry out the duties and obligations contained in this Indenture, the Borrower and the Guarantor, with the approval of the County, shall appoint the Remarketing Agent for the Bonds subject to the conditions set forth below. The Remarketing Agent shall be a bank, trust company or member of the National Association of Securities Dealers, Inc. organized and doing business under the laws of any state of the United States of America or the District of Columbia and shall have a capitalization of at least fifty million dollars ($50,000,000) as shown in its most recently published annual report.

                 (b) The Borrower and the Guarantor shall enter into a Remarketing Agreement with the Remarketing Agent and such other parties as shall be appropriate, pursuant to which such Remarketing Agent shall designate its Principal Office and agree particularly (but without limitation): (i) to perform the duties and comply with the requirements imposed upon it by the Remarketing Agreement, this Indenture and the Agreement; and (ii) to keep such books and records with respect to its activities as Remarketing Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by each of the County, the Trustee, the Borrower and the Guarantor at all reasonable times. The Remarketing Agent shall not be entitled to any compensation from the County or the Trustee but rather shall only be entitled to compensation from the Borrower.

                 (c) The Borrower shall furnish a copy of the Remarketing Agreement to the County, the Trustee, the Credit Provider, if any, and the Tender Agent.




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

                                  ARTICLE IX

                     MODIFICATION OF INDENTURE, DOCUMENTS

         Section
9.1. Modification without Consent of Bondholders. The County and the Trustee, without the consent of or notice to any Bondholders from time to time and at any time, but with the consent of the Credit Provider, if any, and subject to the conditions and restrictions contained in this Indenture, may enter into an indenture or indentures supplemental hereto, which indenture or indentures thereafter shall form a part hereof; and the Trustee, without the consent of or notice to any Bondholders from time to time and at any time, but with the consent of the Credit Provider, if any, may consent to any Amendment to any Document; in each case for any one or more of the following purposes:

                 (a) to add to the covenants and agreements of the County contained in this Indenture, or of the Borrower, the Guarantor or of any Credit Provider contained in any Document, other covenants and agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power herein or therein reserved to or conferred upon the County or the Borrower; provided, that no such covenant, agreement, assignment, pledge or surrender shall materially adversely affect the interests of the holders of the Bonds;

                 (b) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing, correcting or supplementing any defective provision contained in this Indenture or any Document, or in regard to matters or questions arising under this Indenture or any Document, as the County may deem necessary or desirable and not inconsistent with this Indenture or any Document and which shall not materially adversely affect the interests of the holders of the Bonds;

                 (c) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof or thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which shall not adversely affect the interests of the holders of the Bonds;

                 (d) to provide for any additional procedures, covenants or agreements necessary to maintain the Tax-Exempt status of interest on the Bonds; provided that such amendment or supplement shall not materially adversely affect the interests of the holders of the Bonds;




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





                 (e) to modify or eliminate the book-entry registration system for any of the Bonds;

                 (f) to provide for the procedures required to permit any Bondholder to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such rights, as contemplated by Section 1286 of the Code;

                 (g) to provide for the appointment of a co-trustee or the succession of a new Trustee, Registrar or Paying Agent;

                 (h) to change Exhibit A to the Agreement in accordance with the provisions thereof and of the Tax Certificate;

                 (i) to provide for a Credit Facility or substitute Credit Facility;

                 (j) to comply with requirements of any Rating Agency in order to obtain or maintain a rating on any Bonds;

                 (k) in connection with any other change which, in the judgment of the Trustee (which may be based upon an Opinion of Counsel), will not adversely affect the security for the Bonds or the Tax-Exempt status of interest thereon or otherwise materially adversely affect the holders of the Bonds; or

                 (l) to modify, alter, amend or supplement this Indenture or any Document in any other respect, including amendments which would otherwise be described in Section IX.9.2 hereof, if the effective date of such supplemental indenture or supplemental indenture or Amendment is a date on which all Bonds affected thereby are subject to mandatory tender for purchase pursuant to Section IV.4.7 hereof or if Notice by Mail of the proposed supplemental indenture or Amendment is given to holders of the affected Bonds at least thirty (30) days before the effective date thereof and, on or before such effective date, such Bondholders have the right to demand purchase of their Bonds pursuant to Section IV.4.6 hereof.

                 Notwithstanding the foregoing provisions of this Section IX.9.1, the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture, and the Trustee shall not enter into any supplemental indenture or consent to any Amendment without first obtaining the written consent of the Borrower. The Trustee will give notice of the provisions of any supplemental indenture authorized by the provisions of this Section IX.9.1 to the applicable Rating Agencies. Any supplemental indenture or

         Amendment permitted pursuant to this Section IX.9.1 may be approved by an Authorized County Representative and need not be approved by resolution or other action of the Board of Commissioners of the County.

         Section 9.2. Modification with Consent of Bondholders. With the consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Bonds at the time Outstanding, evidenced as provided in Section XI.11.6 hereof, and the Credit Provider, if any, (i) the County and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture; or (ii) the Trustee may consent to any Amendment to any Document and any other matters for which its consent is required pursuant to Section VI.6.4 hereof; provided, however, that no such supplement or Amendment will have the effect of extending the time for payment or reducing any amount due and payable by the Borrower pursuant to the Agreement without the consent of all the holders of the Bonds; and that no such supplemental indenture shall (1) extend the fixed maturity of any Bond or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (2) reduce the aforesaid percentage of holders of Bonds whose consent is required for the execution of such supplemental indentures, or permit the creation of any lien on the Revenues prior to or on a parity with the lien of this Indenture, except as permitted herein, or permit the creation of any preference of any Bondholder over any other Bondholder, except as permitted herein, or deprive the holders of the Bonds of the lien created by this Indenture upon the Revenues, without the consent of the holders of all the Bonds then Outstanding. Nothing in this paragraph shall be construed as making necessary the approval of any Bondholder of any supplemental indenture or Amendment permitted by the provisions of Section IX.9.1.

         Upon receipt by the Trustee of a Certified Resolution authorizing the execution of any such supplemental indenture or Amendment, and upon the filing with the Trustee of evidence of the consent of the Bondholders and the Credit Provider, if any, as aforesaid, the Trustee shall join with the County in the execution of such supplemental indenture or shall consent to such Amendment; provided, however, that (i) the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such supplemental indenture; and (ii) the Trustee shall not enter into such supplemental indenture or Amendment without first obtaining the Borrower's written consent thereto.

         It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplemental indenture or Amendment, but it shall be sufficient if such consent shall approve the substance thereof.




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





         Promptly after the execution by the parties thereto of any supplemental indenture or Amendment as provided in this Section, the Trustee shall mail a notice (prepared by the Borrower or the Guarantor) setting forth in general terms the substance of such supplemental indenture or such Amendment to the Credit Provider, if any, to each Bondholder at the address contained in the bond register maintained by the Registrar and to the applicable Rating Agencies. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or such Amendment.

         Section 9.3.     Effect of Supplemental Indenture or Amendment.   Upon
the execution of any supplemental indenture or any Amendment to the Agreement or the Guaranty pursuant to the provisions of this Article IX, this Indenture, the Agreement, the Guaranty, as the case may be, shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture, the Agreement and the Guaranty of the County, the Trustee, the Borrower, the Guarantor and all holders of Outstanding Bonds shall thereafter be determined, exercised and enforced hereunder under the Agreement and the Guaranty subject in all respects to such supplemental indentures and Amendments, and all the terms and conditions of any such supplemental indenture or Amendment shall be part of the terms and conditions of this Indenture, the Agreement or the Guaranty, as the case may be, for any and all purposes.

         Section 9.4. Required and Permitted Opinions of Counsel. Subject to the provisions of Section VIII.8.1 hereof, the Trustee is entitled to receive an Opinion of Counsel and rely on such Opinion of Counsel as conclusive evidence that any supplemental indenture or Amendment executed pursuant to the provisions of this Article IX complies with the requirements of this Article IX, that the appropriate consents have been obtained and that such supplemental indenture or Amendment has been duly authorized by the County.

         Section 9.5. Notation of Modification on Bonds; Preparation of New Bonds. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation, at the written request of the County, as to any matter provided for in such supplemental indenture, and if such supplemental indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the County, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the County, authenticated by the Registrar and delivered without cost to the holders of the Bonds then Outstanding, upon surrender for cancellation of such Bonds in equal aggregate principal amounts.




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                                  ARTICLE X

                                  DEFEASANCE

         Section 10.1. Discharge of Indenture. If the entire indebtedness on all Bonds Outstanding shall be paid and discharged in any one or more of the following ways:

                 (a) by the payment of the principal of, and premium, if any, and interest on all Bonds Outstanding, as and when the same become due and payable; or

                 (b) by the delivery to the Registrar, for cancellation by it, of all Bonds Outstanding;

and if all other sums payable hereunder by the County shall be paid and discharged, then thereupon this Indenture shall cease, terminate and become null and void except only as provided in Section X.10.2 hereof, and thereupon the Trustee shall, upon Written Request of the County, and upon receipt by the Trustee of a Certificate of the County and an Opinion of Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Trustee shall mail written notice of such payment and discharge to the applicable Rating Agencies and to the Credit Provider, if any. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of the Trustee to charge and be reimbursed by the Borrower for any expenditures which it may thereafter incur in connection herewith.

         Any Bond or Authorized Denomination thereof shall be deemed to be paid within the meaning of this Indenture when (a) payment of the principal of and premium, if any, on such Bond or Authorized Denomination thereof, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein) either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by irrevocably depositing with the Trustee in trust and irrevocably setting aside exclusively for such payment (1) moneys sufficient to make such payment and/or (2) nonprepayable, noncallable Government Obligations maturing as to principal and interest in such amount and at such time as will insure the availability of sufficient moneys to make such payment, and (b) all necessary and proper fees, compensation and expenses of the Trustee pertaining to any such deposit shall have been paid or the payment thereof provided for to the satisfaction of the Trustee; provided that no Bond shall be deemed to be paid within the meaning of this Indenture unless arrangements satisfactory to the Trustee shall have been made to assure that Bonds tendered for purchase in accordance with Sections IV.4.6 or IV.4.7 hereof can be paid and redeemed from such moneys and/or Government Obligations and the Trustee shall have received written confirmation from each Rating Agency then rating the Bonds, if any, that such Rating Agency's then current rating on the Bonds will not be lowered or withdrawn as a result of such provision. At such time as a Bond or Authorized Denomination thereof shall be deemed to be paid hereunder, as aforesaid, such Bond or Authorized Denomination thereof shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys and/or Government Obligations. The Trustee shall not be responsible for verifying the sufficiency of funds provided to effect the defeasance of Bonds pursuant to this Article X.

         While a Credit Facility is in effect with respect to the Bonds, moneys for the payment of Bonds or the purchase of Government Obligations as set forth above shall be derived exclusively from drawings under the Credit Facility.

         The County, the Borrower, the Guarantor and any Credit Provider may at any time surrender to the Registrar for cancellation by it any Bonds previously authenticated and delivered which the County or the Borrower, the Guarantor or such Credit Provider lawfully may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

         Section 10.2. Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at or before maturity, of money or securities in the necessary amount (as provided in Section X.10.4) to pay or redeem Outstanding Bonds, whether upon or prior to their maturity or the redemption date of such Bonds, (provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in
Article IV provided or provision satisfactory to the Trustee shall have been made for giving such notice), all liability of the County and the Borrower and the Guarantor in respect of such Bonds shall cease, terminate and be completely discharged, except that the County and the Borrower shall remain liable for such payment but only from, and the Bondholders shall thereafter be entitled only to payment (without interest accrued thereon after such redemption date or maturity date) out of, the money deposited with the Trustee as aforesaid for their payment, subject, however, to the provisions of Sections VI.6.6 and X.10.3; provided that no Bond shall be deemed to be paid within the meaning of this Indenture unless arrangements satisfactory to the Trustee shall have been made to assure that such Bond, if tendered for purchase in accordance with Sections IV.4.6 or IV.4.7 hereof, could be paid and redeemed from such moneys and/or Government Obligations.

         Section 10.3. Payment of Bonds after Discharge of Indenture. Notwithstanding any provisions of this Indenture, and subject to applicable laws of the State, any moneys deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed for [two (2) years] after the principal of any or all of the Outstanding Bonds has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall then be repaid to the Borrower upon its written request, and the holders of such Bonds shall thereafter be entitled to look only to the Borrower for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such moneys shall




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thereupon cease; provided, however, that before the repayment of such moneys to the Borrower as aforesaid, the Trustee or Paying Agent, as the case may be, shall (at the request and cost of the Borrower) first publish at least once in a Qualified Newspaper a notice, in such form as may be deemed appropriate by the Borrower and the Trustee, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the repayment to the Borrower of the moneys held for the payment thereof. In the event of the repayment of any such moneys to the Borrower as aforesaid, the holders of the Bonds in respect of which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Borrower for amounts equivalent to the respective amounts deposited for the payment of such Bonds and so repaid to the Borrower (without interest thereon).

         Section 10.4. Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities so to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture and shall be:

                 (a) Available Amounts constituting lawful money of the United States of America in an amount equal to the principal amount of such Bonds and all unpaid interest thereon to maturity, except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

                 (b) nonprepayable, noncallable Government Obligations purchased with Available Amounts, the principal of and the interest on which when due will provide money sufficient to pay the principal or redemption price of and all unpaid interest to maturity, or to the redemption date, as the case may be, on the Bonds to be paid or redeemed, as such principal or redemption price and interest become due, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice;

         provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Written Request of the County) to apply such money to the payment of such principal or redemption price and interest with respect to such Bonds.




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                                  ARTICLE XI

                                MISCELLANEOUS

         Section
11.1. Successors of County. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the County, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the County shall hereafter be transferred by any law of the State, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the County, then the body or official of the State who shall succeed to such powers or duties shall act and be obligated in the place and stead of the County as provided in this Indenture.

         Section 11.2. Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the County, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Borrower, the Credit Provider, if any, and the holders of the Bonds issued hereunder any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the County, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Borrower, the Credit Provider, if any, and the holders of the Bonds issued hereunder.

         To the extent that any provision of this Indenture expressly confers rights upon the Credit Provider (including, without limitation, rights to provide consents or directions or to give or receive notices) the parties hereto agree and acknowledge that the Credit Provider is a third party beneficiary of such provision and that the Credit Provider may enforce such provision against the other parties hereto.

         Section 11.3. Waiver of Notice. Whenever in this Indenture the giving of Notice by Mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         Section 11.4. Separability of Invalid Provisions. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.




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         Section 11.5.    Notices.  It shall be sufficient service of any
notice, request, complaint, demand or other paper on the County, the Trustee, the Borrower, the Registrar, the Paying Agent, the Tender Agent, the Credit Provider, if any, or the Remarketing Agent if the same shall be duly mailed by first class mail, postage prepaid, addressed as follows:

                 To the County:      Carbon County, Utah
                                     120 East Main
                                     Price, UT  84501
                                     Attention:  Chair

                 To the Trustee,     U.S. Bank, a national banking association
                 Registrar and       107 South Main Street, Suite 303
                 Paying Agent:       Salt Lake City, UT  84111
                                     Attention:  Corporate Trust Department

                 To the Borrower:    ECDC Environmental, L.C.
                                     127 South 500 East, Suite 675
                                     Salt Lake City, UT  84102
                                     Attention:  J. I. Everest II

                 To the              The address specified in the
                 Credit Provider:    applicable Credit Agreement.

                 To the              The address specified in the
                 Remarketing         Remarketing Agreement.
                 Agent:

                 To the Guarantor:   Laidlaw Environmental Services, Inc.
                                     1301 Gervais Street, Suite 300
                                     Columbia, SC  29201
                                     Attention:  Chief Financial Officer

The County, the Trustee, the Borrower, the Guarantor, the Registrar, the Paying Agent, the Tender Agent, the Credit Provider and the Remarketing Agent may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. A duplicate copy of each notice, certificate or other communication given hereunder by the County or the Trustee to the other shall also be given to the Borrower. Unless otherwise requested by the County, the Trustee, the Borrower, the Guarantor, the Registrar, the Paying Agent, the Tender Agent, the Credit Provider or the Remarketing Agent, any notice required to be given hereunder in writing may be given by any form of telephonic or electronic transmission capable of making a written record. Each such party shall file with the Trustee information appropriate to receiving such form of telephonic or electronic transmission.




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         Section 11.6.    Evidence of Rights of Bondholders.

                 (a) Any request, consent or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee, the Registrar and the County if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument or writing acknowledged to him or her the execution thereof.

                 (c) The ownership of registered Bonds shall be proved by the Bond register maintained by the Registrar pursuant to Section
         II.2.4 hereof. The fact and the date of execution of any request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

                 (d) Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of any Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the County in pursuance of such request, consent or vote.

                 (e) Except as otherwise provided herein, in determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the County, by the Borrower, by the Guarantor or by any other direct or indirect obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the County, the Borrower, the Guarantor or any other direct or indirect obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this subsection XI.11.6.(e) if the pledgee shall certify to the Trustee the pledgee's right to vote such Bonds and that




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         the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the County, the Borrower, the Guarantor or any other direct or indirect obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                 (f) In lieu of obtaining any demand, request, direction, consent or waiver in writing, the Trustee may call and hold a meeting of the Bondholders upon such notice and in accordance with such rules and regulations, including the right of the Bondholders to be represented and vote by proxy, as the Trustee considers fair and reasonable for the purpose of obtaining any such action.

         Section 11.7. Waiver of Personal Liability. No member, officer, agent or employee of the County, and no officer, official, agent or employee of the State or any department, board or agency of the State shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

         Section 11.8. Publication of Notices. Any publication of notice to be made under the provisions of this Indenture may be made in each instance upon any day, and, except as provided in Section X.10.3, no such publication shall be required if such notice is given by first class mail to the holders of all Bonds then Outstanding.

         Section 11.9. Governing Law; Venue. This Indenture shall be construed in accordance with and governed by the Constitution and laws of the State applicable to contracts made and performed in the State. This Indenture shall be enforceable in the State, and any action arising out of this Indenture shall be filed and maintained in the County, unless the County waives this requirement.

         Section 11.10. Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the County and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

         Section 11.11. Credit Provider. All provisions hereof regarding consents, approvals, directions, appointments or requests by the Credit Provider shall be deemed not to require or permit such consents, approvals, directions, appointments or requests by the Credit Provider during any time in which such Credit Provider has failed to honor a draft presented to it in strict conformance with the applicable provisions of the Credit Facility, or after the Credit Facility shall at any time for any reason cease to be valid and binding on the Credit Provider, or while such Credit Provider is denying further liability or




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obligation under the Credit Facility (unless such Credit Facility has been fully drawn or to the extent that the conditions to payment thereunder have not been fully satisfied) or after such Credit Provider has rescinded, repudiated or terminated the Credit Facility; provided, however, that nothing contained in this Section XI.11.11 shall limit the rights of the Credit Provider as a holder of Credit Provider Bonds.

          All provisions herein relating to the Credit Provider shall be of no force and effect with respect to a particular Credit Provider if the applicable Credit Facility and Credit Agreement are not in effect, there are no related Credit Provider Bonds and all amounts owing to such Credit Provider under the applicable Credit Agreement have been paid.

         At any time during which the Borrower has provided its first mortgage bonds or guaranties, standby purchase agreements or other support arrangements or evidences of indebtedness of the Borrower as the Credit Facility with respect to the Bonds, all provisions hereof regarding consents, approvals, directions, appointments or requests by the Credit Provider shall be deemed not to require or permit such consents, approvals, directions, appointments or requests by the Borrower solely by virtue of its role as provider of such Credit Facility.

         Section 11.12. Continuing Disclosure. The Guarantor shall, during any Term Rate Period, undertake the continuing disclosure requirements for the Bonds as promulgated under Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, and the County shall have no liability to the holders of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Indenture, failure of the Guarantor to comply with the requirements of Rule 15c2-12 applicable to the Bonds, as it may from time to time hereafter be amended or supplemented, shall not be considered an Event of Default hereunder or under the Agreement; however, the Trustee may (and, at the request of the Remarketing Agent or the holders of at least 25% aggregate principal amount of Outstanding Bonds and upon receipt of indemnity satisfactory to the Trustee, shall) or any Bondholder or beneficial owner (within the meaning of Rule 15c2-12) of any Bonds may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower and the Guarantor to comply with its obligations.

         Section 11.13. Opinions of Bond Counsel. For so long as Ballard Spahr Andrews & Ingersoll (or its successor) is a nationally recognized Bond Counsel, whenever in this Indenture it is required that prior to the taking of any action (including but not limited to any modifications of arbitrage covenants contained in Section VI.6.6 hereof) an opinion of Bond Counsel is required to be delivered to the effect that such action will not adversely affect the Tax-Exempt status of the Bonds, and such opinion is not given by Ballard Spahr Andrews & Ingersoll, the opinion of Bond Counsel shall instead affirmatively state, in a manner acceptable to the County and the Trustee, that interest on the Bonds is Tax-Exempt and will remain so after the action in question. This Section




                                      90
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shall apply in the same fashion with respect to the affirmative opinion of any such successor Bond Counsel.




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         IN WITNESS WHEREOF, the County has caused this Indenture to be signed in its name and attested by its duly authorized officers, and the Trustee, in token of its acceptance of the trust created hereunder, has caused this Indenture to be signed in its name by its duly authorized signatory, all as of the day and year first above written.

                                        CARBON COUNTY, UTAH


                                        By
                                          --------------------------------------
                                                           Chair

Attest:


---------------------------------------
             County Clerk



                                        U.S. BANK, a national banking
                                        association, as Trustee


                                        By
                                          --------------------------------------
                                                     Authorized Officer




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                                 EXHIBIT "A"

                                [FORM OF BOND]


                       [See Transcript Document No. 19]




                                     A-1